                    ========================================

                                      LEASE

                                     Between

                          TRAFALGAR HOUSE REAL ESTATE,
                                  a division of
                         TRAFALGAR HOUSE PROPERTY, INC.

                                    Landlord,

                                       and

                               NEXMED (USA), INC.

                                     Tenant,

                          Dated: as of February 6, 1998

                    ========================================

                              MERCER CORPORATE PARK
                            MERCER COUNTY, NEW JERSEY

                                TABLE OF CONTENTS

ARTICLE 1.            Reference Data
ARTICLE 2.            Demise; Term; Commencement Date; Tenant's Work
ARTICLE 3.            Fixed Rent; Additional Rent
ARTICLE 4.            Intentionally Omitted
ARTICLE 5.            Tax Payment
ARTICLE 6.            Expense Payment
ARTICLE 7.            Electricity
ARTICLE 8.            Use and Occupancy
ARTICLE 9.            Compliance with Legal Requirements; Environmental
                      Compliance
ARTICLE 10.           Alterations and Installations
ARTICLE 11.           Fixtures and Equipment; Tenant's Property
ARTICLE 12.           Maintenance and Repairs
ARTICLE 13.           Required Insurance
ARTICLE 14.           Damage and Restoration
ARTICLE 15.           Condemnation
ARTICLE 16.           Building Services
ARTICLE 17.           Rules and Regulations
ARTICLE 18.           Landlord's Access to Premises; Related Matters
ARTICLE 19.           Subordination; Estoppel Certificates; Attornment
ARTICLE 20.           Inability to Perform
ARTICLE 21.           Surrender of Premises
ARTICLE 22.           Assignment, Mortgaging, Subletting, etc.
ARTICLE 23.           Quiet Enjoyment
ARTICLE 24.           Real Estate Brokers
ARTICLE 25.           Adjacent Excavation; Shoring
ARTICLE 26.           Defaults; Conditional Limitations; Remedies
ARTICLE 27.           Indemnification
ARTICLE 28.           Consents and Approvals
ARTICLE 29.           Notices
ARTICLE 30.           No Waivers
ARTICLE 31.           No Representations by Landlord; Landlord's Interest;
                      Transferee Landlords
ARTICLE 32.           Signage; Name of Building; Waiver of Zoning Rights
ARTICLE 33.           Memorandum of Lease; No Recording
ARTICLE 34.           Security Deposit
ARTICLE 35.           Miscellaneous
ARTICLE 36.           Right of First Refusal

                                           SCHEDULES

SCHEDULE A            The Land

                                           EXHIBITS

EXHIBIT A             Floor Plan of Office Premises
EXHIBIT A-1           Floor Plan of Warehouse Premises
EXHIBIT B-1           Definitions
EXHIBIT B-2           Assessments, Expenses and Taxes
EXHIBIT C             Permitted Encumbrances
EXHIBIT D             Required Insurance
EXHIBIT E             Form of Contract of Sale

                                           I N D E X

                                                                   Section
                                                                   -------
Additional Rent................................................   3.3
ADA............................................................   9.1
Alteration.....................................................   Ex. "B-1"
Alterations Insurance..........................................   10.4, Ex. "D"
Bank Account...................................................   34.2
Base Expenses..................................................   Ex. "B-2"
Base Taxes.....................................................   Ex. "B-2"
Building.......................................................   Recitals
Building Systems...............................................   Ex. "B-l"
Bureau.........................................................   9.2
Contract.......................................................   36.1
Corporate Park.................................................   Ex. "B-1"
Certifying Party...............................................   19.3
City...........................................................   Ex. "B-1
Commencement Date..............................................   1.1
Condemnation...................................................   Ex. "B-1"
Damage.........................................................   Ex. "B-1"
Decorations....................................................   Ex. "B-1"
Default........................................................   26.1
Effective Date.................................................   22.5
Employee.......................................................   Ex. "B-1"
Encumbrance....................................................   Ex. "B-1"
Estoppel Certificate...........................................   19.3
Expenses.......................................................   Ex. "B-2"
Expense Payment................................................   6.1
Expense Statement..............................................   6.3
Expiration Date................................................   1.1
Fees-And-Costs.................................................   Ex. "B-1"
Fixed Rent.....................................................   3.1
force majeure..................................................   Ex."B-1"
Government Entity..............................................   Ex. "B-1"
Hazardous Materials............................................   Ex. "B-1"
HVAC System....................................................   16.1
HVAC Unit......................................................   16.1
Insurance Policy...............................................   13.2
Insurance Requirement..........................................   Ex."B-1"
Interest Rate..................................................   Ex. "B-1"
ISRA...........................................................   9.2
Land...........................................................   Recitals
Landlord.......................................................   Preamble
Landlord's Affiliates..........................................   Ex. "B-1"
Landlord's Estimate............................................   6.2
Law or Legal Requirements......................................   Ex. "B-1"
Legal Proceeding...............................................   Ex. "B-1"
Lien...........................................................   Ex. "B-1"
Managing Agent.................................................   Ex. "B-1"
New Landlord...................................................   19.2
NJDEPE.........................................................   9.2
"notice".......................................................   29.1
Office Premises................................................   1.1
Operating Year.................................................   Ex. "B-2"

Permitted Encumbrances.........................................   Ex. "C"
Person.........................................................   Ex. "B-1"
Premises.......................................................   1.1
Property.......................................................   Ex. "B-1"
Property Employees.............................................   Ex. "B-1"
Purchase Price.................................................   36.1
Rent...........................................................   Ex. "B-1"
Requesting Party...............................................   19.3
Required Insurance.............................................   13.1, Ex. "D"
Restoration or Restore.........................................   Ex. "B-1"
Rules and Regulations..........................................   17.1
Senior Encumbrance.............................................   Ex. "B-1"
State..........................................................   Ex. "B-1"
Tax Payment....................................................   5.1
Tax Statement..................................................   5.2
Tax Year.......................................................   Ex. "B-2"
Taxes..........................................................   Ex. "B-2"
Tenant.........................................................   Preamble
Tenant's Affiliates............................................   Ex. "B-1"
Tenant's Percentage............................................   1.1
Tenant's Work..................................................   2.3
Term...........................................................   2.1
Termination Notice.............................................   26.2
Warehouse Premises.............................................   1.1
Warehouse Premises Commencement Date...........................   1.1

                              MERCER CORPORATE PARK

            LEASE made as of February 6, 1998 between TRAFALGAR HOUSE REAL ESTATE a division of Trafalgar House Property, Inc., c/o Jones Lang Wootton, One Battery Park Place, New York, New York 10004 ("Landlord") and NEXMED (USA), INC., a Delaware corporation with offices at 6087 Triangle Drive, Commerce, CA 90040 ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, Landlord is the owner of that certain real property located in Mercer County, New Jersey, which real property is described in Schedule "A", hereto (the "Land") and the building and improvements situated thereon commonly known by the street address 350 Corporate Boulevard, Robbinsville, New Jersey 08691 (the "Building"); and

            WHEREAS, Tenant desires to lease from Landlord, and Landlord is willing to lease to Tenant (i) approximately 6,010 rentable square feet of the Building for general office use and (ii) subject to Section 2.5 of this Lease, approximately 5,540 rentable square feet of the Building for warehouse use;

            NOW THEREFORE, in consideration of the rents and agreements set forth herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

            ARTICLE 1. Reference Data.

            1.1 Any reference in this Lease to the following terms shall incorporate therein the data defining such term as set forth in this Article:

PREMISES:                           (i) Approximately 6,010 rentable square feet
                                    of the Building for general office use, as shown on the floor plan attached hereto as Exhibit A (the "Office Premises") and (ii) subject to the provisions of Section 2.5 hereof, approximately 5,540 rentable square feet of the Building for warehouse use, as shown on the floor plan attached hereto as Exhibit A-1 (the "Warehouse Premises").

LEASE TERM:                         With respect to the Office Premises, the
                                    term (the "Term") of this Lease shall be five (5) years commencing at 12:00 a.m. on the Rent Commencement Date and expiring at 11:59 p.m. on the Expiration Date.

COMMENCEMENT DATE:                  The date that vacant possession of the
                                    Office Premises is made legally available for occupancy by Tenant free of all tenancies.

RENT COMMENCEMENT
DATE: The date which is twenty-one (21) days following the Commencement Date. Fixed Rent and all Additional Rent shall be due and payable from and after the Rent Commencement Date.

EXPIRATION DATE:                    The date immediately preceding the fifth
                                    (5th) anniversary of the Rent Commencement
                                    Date.

FIXED RENT:

--------------------------------------------------------------------------------
                                                 Annual Fixed
                              Annual Fixed       Rent for Office
           Annual Fixed       Rent for           Premises and
           Rent for Office    Warehouse          Warehouse         Monthly Fixed
Year       Premises           Premises           Premises          Rent
--------------------------------------------------------------------------------
1           $78,130.00         - 0 -            $ 78,130.00       $ 6,510.83
--------------------------------------------------------------------------------
2            78,130.00        38,780.00          116,910.00         9,742.50
--------------------------------------------------------------------------------
3            81,135.00        49,860.00          130,995.00        10,916.25
--------------------------------------------------------------------------------
4            81,135.00        49,860.00          130,995.00        10,916.25
--------------------------------------------------------------------------------
5            81,135.00        49,860.00          130,995.00        10,916.25
--------------------------------------------------------------------------------

                                    The first year of the Term shall commence on the Rent Commencement Date and end on the date immediately preceding the first anniversary of the Rent Commencement Date. All years of the Term next succeeding shall begin on each anniversary of the Rent Commencement Date and end on the date immediately preceding the next succeeding anniversary of the Rent Commencement Date.

TENANT'S PERCENTAGE:                10.02%

PERMITTED USES:                     (i) With respect to the Office Premises,
                                    general, executive and administrative
                                    offices, and (ii) with respect to the
                                    Warehouse Premises, warehouse use.

SIC CODE:

BROKER(S):                          Fennelly Associates, Inc.

SECURITY DEPOSIT:                   $13,021.66

ELECTRICITY:                        Direct Metering

            1.2 Each reference in this Lease to any of the terms set forth in
Section 1.1 shall be construed to incorporate the reference data included therein.

            ARTICLE 2. Demise; Term; Tenant's Work

            2.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord for the Term, the Premises described in Section 1.1 together with the non-exclusive right to use the common areas of the Property, subject however, to the Permitted Encumbrances set forth in Exhibit "C" hereto. The term of this Lease (the "Term") and the Commencement Date are described in Section 1.1.

            2.2 Tenant agrees that Landlord shall not be required to perform any work to prepare the Premises for Tenant's occupancy except that Landlord shall, at Landlord's expense (i) repair the exhaust fan located in the existing lavatory located in the Office Premises and (ii) erect a demising wall as shown on Exhibit A, and Tenant agrees that Tenant, by executing the Lease, accepts the Premises "as is", in their present condition, without representation, covenant or warranty by Landlord except as otherwise expressly provided in this Lease. With respect to the Office Premises, Landlord represents that all systems, equipment and fixtures will be in working order and the roof free of leaks on the Commencement Date.

            2.3 Tenant agrees to perform all work required to prepare the Premises for Tenant's occupancy (all such work, "Tenant's Work") in compliance with all Laws (including the Americans with Disabilities Act);

            2.4 All Tenant's Work shall be performed as an Alteration in accordance with the provisions of Article 10 of this Lease.

            2.5. On the date immediately preceding the first anniversary of the Rent Commencement Date, provided as of such date (i) this Lease shall be in full force and effect and (ii) Tenant shall not be in default with respect to any of the obligations of Tenant under this Lease, Landlord shall lease and Tenant shall hire from Landlord the Warehouse Premises. Subject to the provisions contained in this Section 2.5, on the date immediately preceding the first anniversary of the Rent Commencement Date, Landlord shall deliver possession of the Warehouse Premises to Tenant (the date of delivery of possession of the Warehouse Premises to Tenant being hereinafter referred to as the "Warehouse Premises Commencement Date") in its "as is" condition, and Landlord shall have no obligation to perform any work or Alterations in order to prepare the Warehouse Premises for Tenant's use or occupancy thereof. If, as of the first anniversary of the Rent Commencement Date, (i) this Lease is not in full force and effect or (ii) Tenant is in default with respect to any of the obligations of Tenant under this Lease, then Landlord, in Landlord's sole and absolute discretion, may elect, by notice to Tenant, to void Tenant's rights to the Warehouse Premises under this Section 2.5, in which case Tenant shall have no rights whatsoever with respect to the Warehouse Premises and Landlord shall have no obligation to deliver possession of the Warehouse Premises to Tenant, and Tenant shall have no obligation to pay rent for the Warehouse Premises, notwithstanding the provisions of Article 1.1.

            2.6 From and after the Warehouse Premises Commencement Date, the provisions of this Lease shall apply to the Warehouse Premises, except that:

            (i) the term "Premises" shall be deemed to include the Warehouse Premises;

            (ii) the Fixed Rent shall be increased to reflect the inclusion of the Annual Fixed Rent for Warehouse Premises, as indicated in Section 1.1;

            (iii) Tenant's Percentage shall be changed to 19.25%;

            (iv) all Additional Rent shall be recalculated to reflect the inclusion of the Warehouse Premises within the Premises; and

            (vi) the term with respect to the Warehouse Premises shall be co-terminous with the Term of the Lease.

            ARTICLE 3. Fixed Rent; Additional Rent.

            3.1 Tenant shall pay fixed rent ("Fixed Rent") in the amounts described in Section 1.1 and all Additional Rent (as defined in Section 3.3) commencing on the Rent

Commencement Date. Tenant acknowledges that Landlord is not obligated to provide janitorial services or furnish electrical current (except as set forth in Article 7) to the Premises and that Fixed Rent does not include the costs of providing such services to the Premises. Fixed Rent and Additional Rent shall be payable at the offices of the Managing Agent, or at such other place as Landlord may designate by notice to Tenant, in lawful money of the United States, by unendorsed check drawn to Landlord's order on a United States bank or financial institution having an office in the State.

            3.2 Any Fixed Rent or Additional Rent payable for one or more full calendar months in a partial calendar year at the beginning or end of the Lease Term shall be prorated based upon the number of months. Any Fixed Rent or Additional Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

            3.3 Tenant agrees to pay as additional rent ("Additional Rent") all costs and expenses (including all Fees-And-Costs) other than Fixed Rent, which Tenant has assumed or agreed to pay to Landlord pursuant to this Lease. Unless otherwise provided, Tenant shall pay all Additional Rent to Landlord fifteen
(15) days after written notice to Tenant. Landlord shall have the same rights and remedies to terminate this Lease and/or to recover possession of the Premises for Tenant's failure to pay Additional Rent as for Tenant's failure to pay Fixed Rent.

            3.4 Tenant shall pay all Fixed Rent and Additional Rent promptly when due and payable, without notice or demand, and without offset, deduction, credit, abatement, or counterclaim of any kind or for any reason whatsoever, except as expressly provided to the contrary in this Lease. If Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent for more than five (5) days after the same is due, Tenant shall pay interest thereon at the Interest Rate from the date due through the date of payment, together with $50.00 as a charge incident to the handling of a delinquent account.

            3.5 If Tenant fails to make any payment whatsoever required by this Lease (other than Rent), or if Tenant fails to keep or perform any other term of this Lease after the expiration of any applicable notice and cure period(s), or if this Lease provides in any case that Landlord may take certain actions at Tenant's expense, Landlord may, on fifteen (15) days, written notice to Tenant (except in the event of an emergency in which case no notice will be required), make any such payment and/or take such action as Landlord deems reasonably necessary or desirable to perform and fulfill such term, covenant, condition or provision. Tenant agrees to reimburse Landlord, within fifteen (15) days after notice by Landlord, for all reasonable amounts so paid or incurred by Landlord (including all reasonable and customary Fees-And-Costs, if any), together with interest on each such amount at the Interest Rate from the date such payment shall be made or such amounts shall be paid or incurred by Landlord.

            ARTICLE 4. Intentionally Omitted.

            ARTICLE 5. Tax Payment.

            5.1 Tenant shall pay Landlord as Additional Rent for each Tax Year (or portion thereof) occurring during the Term an amount (the "Tax Payment") equal to Tenant's Percentage of all Taxes for such Tax Year in excess of the Base Taxes. The Tax Payment shall be payable in four (4) equal quarterly installments on the thirtieth (30th) day before each such installment is due.

            5.2 Landlord shall furnish Tenant with a written statement of the Tax Payment due with respect to each Tax Year (each such statement, a "Tax Statement") (together with a copy of the applicable tax bills, or equivalent documentation). If Landlord issues a Tax Statement after the beginning of the applicable Tax Year, then until such Tax Statement is rendered, Tenant shall pay the Tax Payment for such Tax Year in four (4) equal quarterly installments based upon the most recent Tax Statement rendered to Tenant; and within thirty (30) days after receiving a new Tax Statement, Tenant shall either pay Landlord an amount equal to any underpayment for such Tax Year, or receive a credit against subsequent payments under this Article 5 in an amount equal to any overpayment for such Tax Year. Landlord's delay in rendering a Tax Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render a Tax Statement with respect to that (or any later) Tax Year. The rights and obligations of Landlord and Tenant under this Article shall survive expiration of the Term or other termination of this Lease.

            5.3 If at any time, Taxes are required to be paid in annual, semi-annual, or other installments, or on any date or dates other than as presently required, whether such Taxes are required to be paid to any Government Entity or to be paid to a lender or ground lessor in escrow pursuant to a mortgage or ground lease of the Property then, at Landlord's option, the Tax Payments shall be correspondingly rescheduled so that Tenant's Tax Payments are due not earlier than thirty (30) days before such payments are due (except that with respect to any escrow of Taxes required under any mortgage or ground lease, payments into such escrow shall not be required to be made more often than quarterly). A Tax Payment covering any fiscal period which includes a period before the Commencement Date or after the Expiration Date shall be apportioned between Landlord and Tenant on a per diem basis.

            ARTICLE 6. Expense Payment.

            6.1 Tenant shall pay Landlord, as Additional Rent for each Operating Year an amount equal to Tenant's Percentage of all Expenses for each Operating Year (or any portion thereof) in excess of the Base Expenses (such amounts shall be collectively referred to in this Lease as the "Expense Payment").

            6.2 Landlord shall give Tenant a written statement for each Operating Year no later than ninety (90) days after the commencement of such Operating Year, setting forth Landlord's reasonable estimate of Tenant's Expense Payment for such Operating Year ("Landlord's Estimate"). Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Landlord's Estimate on the first day of each and every month during the Operating Year. If Landlord delivers Landlord's Estimate after an Operating Year begins then, until the first day of the month after the month in which Tenant receives Landlord's Estimate, Tenant shall pay Landlord an amount equal to the monthly sums payable by Tenant under this Section for the last month of the preceding Operating Year; and on the first day of the month following the month in which Tenant receives Landlord's Estimate (and monthly thereafter for the balance of such Operating
Year) Tenant shall pay Landlord an amount equal to one-twelfth (1/12) of Landlord's Estimate. If Tenant's previous payments for the Operating Year were more or less than the amounts which Tenant should have paid pursuant to Landlord's Estimate, Tenant shall pay any underpayment within thirty (30) days after receiving Landlord's Estimate or Landlord shall credit any overpayment against subsequent payments under this Article 6. Landlord may reasonably revise all or any part of Landlord's Estimate for a particular Operating Year.

            6.3 No later than six (6) months subsequent to the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed written statement (the "Expense Statement") prepared by the Managing Agent setting forth the Expenses for the preceding Operating Year and the balance of the Expense Payment, if any, due from Tenant for such Operating Year. If Tenant's payments under Section 6.2 were greater than the Expense Payment for such Operating Year, Landlord shall apply such excess to, at Landlord's option, Fixed Rent, Additional Rent or Tenant's Expense Payment for the following Operating Year. If Tenant's prior payments were less than the Expense Payment for such Operating Year, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of the Expense Statement. Landlord's delay in rendering an Expense Statement for any Operating Year shall not prejudice Landlord's right thereafter to render an Expense Statement with respect to that (or any later) Operating Year. The rights and obligations of Landlord and Tenant under this Article shall survive expiration of the Term or other termination of this Lease.

            6.4 If the Commencement Date is other than the first day of an Operating Year, or if the Expiration Date is a day other than the last day of an Operating Year, the Expense Payment for such partial year shall be adjusted on a per diem basis to reflect the number of days in the Operating Year actually within the Term.

            6.5 Each Expense Statement shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt thereof Tenant notifies Landlord that Tenant disputes the correctness of such Expense Statement, specifying the particular respects in which the same Expense Statement is allegedly incorrect. Pending the determination of any such dispute, Tenant shall make all payments in accordance with the disputed statement without prejudice to Tenant's position.

            ARTICLE 7. Electricity.

            7.1 Tenant shall obtain and pay for Tenant's entire separate supply of electric current by direct application to, and arrangement with, the public utility company servicing the Building. Tenant agrees within thirty (30) days of the Commencement Date (and with respect to the Warehouse Premises, within thirty
(30) days of the Warehouse Premises Commencement Date) to install a meter, at Tenant's sole cost and expense, to measure Tenant's electrical consumption in the Premises, and to open a direct account with the electric utility servicing the Premises. If, pursuant to a Legal Requirement or the policies or operating practices of the public utility company servicing the Building, Tenant is no longer permitted to obtain electrical energy directly from the public utility company, Landlord will furnish electrical energy to the Premises either, at Landlord's option, on a "check-metering" basis or a rent-inclusion basis. Landlord shall give Tenant notice at least thirty (30) days prior to the date on which Landlord shall commence furnishing electrical energy to the Premises (unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such notice as is reasonably possible), which notice will set forth the terms on which Landlord will so furnish electrical energy to the Premises. In no event shall the method selected by Landlord result in a cost to Tenant for electrical energy in excess of the cost which Tenant would have borne had Tenant continued to receive electric energy directly from the public utility servicing the Premises. If any utilities are not (or cannot be) separately metered or assessed or are only partially separately metered or assessed and are used in common with other tenants of the Building, Tenant will pay to Landlord an equitable apportionment of such charges for utilities used in common with other tenants of the Building, based on the square footage of floor space leased to each tenant using such common facilities, the average electrical consumption of each tenant and other pertinent considerations, in addition to Tenant's payment of the separately metered charges.

            7.2 Tenant's use of electric current in the Premises shall not exceed the capacity of any electrical conductors and equipment in or otherwise serving the Premises. Tenant shall not, without the prior consent of Landlord make or perform or permit any alteration to wiring installations or other electrical facilities in or serving the Premises. If Landlord grants such consent, all additional conduit, feeders and wiring or other equipment required therefor shall be provided and/or installed by Landlord and the cost thereof shall be paid by Tenant as Additional Rent within fifteen (15) days after demand therefor.

            7.3 Landlord shall not be liable to Tenant for any reduction in service, failure, or defect in the supply or character of electric current furnished to the Premises where such reduction in service, failure, or defect is required by Legal Requirements or results from any requirement, act or omission of the public utility supplying electricity to the Property, or for any other reason whatsoever other than Landlord's wrongful or negligent acts or omissions.

            7.4 Notwithstanding any other provision of the Lease, Tenant agrees that until such time as Tenant shall have arranged with the public utility servicing the Building to obtain electricity by directing metering of Tenant's consumption, all electricity consumed in the Premises shall be registered on the existing meter and billed to Tenant at Landlord's cost as

Additional Rent. Tenant agrees to pay all such charges within ten (10) days of being billed therefor.

            ARTICLE 8. Use and Occupancy.

            8.1 Tenant covenants that it shall take possession promptly after the Commencement Date, continuously occupy the Premises and not vacate or abandon the Premises during the Term. The Office Premises shall be used for the uses described in Section 1.1 and for no other use and the Warehouse Premises shall be used for the use described in Section 1.1 and for no other use.

            8.2 Tenant shall not: (a) create a public or private nuisance or cause or allow any disfigurement or damage to the Premises or permit waste or trash to accumulate in the Premises; (b) use or permit the use of the Premises for any hazardous purpose or for any uses in violation of the Certificate of Occupancy for the Building or do anything (or permit anything to be done) which would result in a change of Tenant's primary SIC classification or number to a classification or number falling within the following classifications or numbers: 22-39 (both inclusive), 44-49 (both inclusive), 51 or 76; and/or (c) impair or interfere with any services furnished to other tenants of the Property, or the maintenance of the Property or the Corporate Park.

            ARTICLE 9. Compliance with Legal Requirements; Environmental
                       Compliance.

            9.1 Prior to the Commencement Date (or the Warehouse Premises Commencement Date, with respect to the Warehouse Premises), if Tenant is then in possession of the Premises, and at all times during the Term, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future Legal Requirements and all other orders, rules and regulations of any Government Entity which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or with respect to Tenant's manner of use of the Premises, whether or not any such Legal Requirement shall necessitate alterations or improvements or interfere with the use or enjoyment of the Premises; provided, however, that Tenant shall not be required to make structural alterations to the Premises in order to comply with Legal Requirements, all of which shall be the responsibility of Landlord, unless the necessity therefor arises as a result of Tenant's manner of use of the Premises (in contradiction to the use of the Premises for general office purposes); or as a result of Tenant's failure to comply with any obligation of Tenant under this Lease; nor shall Tenant be required to remedy any violation of Legal Requirements which is caused by the acts of Landlord or Landlord's Affiliates, prior Tenants or subsequent Tenants. Without limiting the foregoing, Tenant shall make or cause to be made all Alterations (including, without limiting the generality of the requirement in this sentence, removing such barriers and providing such alternative services), as shall be required by the Americans with Disabilities Act of 1990 and such rules and regulations as shall be from time to time promulgated thereunder (the "ADA") required as a result of the making of any Alterations by Tenant or Tenant's specific use, and not generally applicable to office/warehouse uses. Tenant shall procure, pay for and maintain all permits, approvals, licenses and other authorizations needed for the conduct of Tenant's business in the Premises and shall provide true and complete copies thereof upon demand by Landlord.

            9.2 Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, 1993 N.J. Laws 139 ("ISRA") and the regulations promulgated thereunder, with respect to Tenant's obligations under this Lease, which may now or hereafter arise; and Tenant shall further comply with all applicable requirements of, the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection and Energy ("NJDEPE"). Should the Bureau of any other division or agency of NJDEPE determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term of this Lease and which are caused by Tenant or Tenant's Affiliates, then Tenant shall prepare and submit the required plans and financial assurances, and carry out the approved plans at Tenant's expense (provided, however, that if such plan or cleanup is required as a result of the acts or omissions of Landlord or Landlord's Affiliates then Landlord shall prepare and submit the required plans and financial assurances and carry out the approved plans at Landlord's expense). Tenant, shall promptly provide all information reasonably available and within Tenant's control requested by Landlord for preparation of nonapplicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant's obligations and liabilities under this Section shall survive the Term without limitation. Tenant's failure to abide by the terms of this Section shall be restrainable by injunction. Tenant hereby agrees that only sanitary sewage (as defined in N.J.S.A. 7:14A-1.9) shall be discharged into the sewer or septic system and that no "industrial pollutants" (as defined in the Clean Water Act of 1977 and any amendments thereto) shall be discharged into such system. Landlord shall cooperate and provide reasonable access to Tenant to comply with the requirements of Article 9.

            9.3 Tenant hereby covenants and agrees, at its sole cost and expense, to indemnify, protect and save Landlord, Landlord's Affiliates harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, reasonable attorneys' and experts' fees and disbursements and court and transcript Costs) which may at any time be imposed upon, incurred by, or asserted or awarded against Landlord, Landlord's Affiliates, to the extent the same result from the acts or omissions of Tenant, Tenant's Affiliates and/or Tenant's sub-tenants or designees, and/or any of Tenant's contractors while on the Premises with respect to the storage, maintenance, use, discharge, spillage, or disposal of any Hazardous Materials on, in, under or affecting any portion of the Property, or any surrounding areas.

            9.4 Notwithstanding anything to the contrary herein, Tenant shall not be responsible for any acts or omissions of Landlord or Landlord's Affiliates which caused liability under any Legal Requirements before or during the Term of this Lease. Notwithstanding the above, nothing herein shall make Tenant responsible for any costs relating to environmental contamination which either (1) existed on the Property prior to the Commencement Date; (2) was caused by Landlord, or Landlord' employees, agents, or contractors or other tenants or former tenants; or (3) occurs or migrates to the Property after Tenant quits the Premises, unless caused by the acts of Tenant, or Tenant's employees, agents, or contractors.

            ARTICLE 10. Alterations and Installations.

            10.1 Tenant shall not commence any Alteration without Landlord's prior written consent.

            10.2 Landlord will not unreasonably withhold nor delay its consent to an Alteration except, however, to any Alteration which: (a) in Landlord's reasonable opinion will alter or adversely affect any portion of the Building Systems or structure, facade, roof, or foundation of the Building; (b) will detract from the use or character of the Property; (c) will require amendment of any certificate of occupancy for the Property; or (d) in Landlord's reasonable opinion will adversely interfere with the use or occupancy of any other tenant of the Property. Landlord may reasonably impose, as a condition to the granting of its consent to any Alteration that Tenant remove such Alteration at the end of the Term as required pursuant to Section 11.2.

            10.3 Tenant shall cause all plans and specifications for a proposed Alteration to be prepared at Tenant's expense (by a licensed architect or engineer if required as a condition to the procuring of any permit or other approval required by applicable Legal Requirements and otherwise by a competent designer or draftsperson) and shall submit the same to Landlord for Landlord's written approval; provided, however, that Landlord's approval (if given) shall not imply that the Alteration is properly designed or complies with Legal Requirements.

            10.4 With respect to every Alteration: (a) Tenant shall procure or cause to be procured all permits, approvals, consents, licenses required by applicable Legal Requirements; (b) Tenant shall undertake and complete all work in connection with the Alteration expeditiously and in a good and workmanlike manner; (c) each Alteration when completed will conform to the plans and specifications approved by Landlord; (d) Tenant shall employ only contractors approved by Landlord in writing, such approval not to be unreasonably withheld, and any contractor employed by Tenant (and all subcontractors) shall agree to use only such labor as will not result in, or threaten to result in, jurisdictional disputes, work stoppages, picketing, boycotts or strikes or which shall cause labor strife with other workers employed at the Property or at the Corporate Park; (e) Tenant shall carry (and will cause its contractors and sub-contractors to carry) all Alterations Insurance coverages described in Exhibit D hereto; (f) Tenant shall reimburse Landlord for the reasonable cost of review by architects and/or engineers, field inspection, coordination, and other reasonable out-of-pocket costs of Landlord with respect to such Alteration.

            10.5 No Lien for any labor, materials, or other services or things furnished to Tenant shall attach to Landlord's estate or interest in the Property and no consent by Landlord to any Alteration shall be construed as a consent on the part of the Landlord to subject the Premises or the Property to any liability or obligation under the Mechanic's Lien Law of the State of New Jersey. Tenant agrees to discharge, at Tenant's expense every Lien filed against the Premises and/ or the Property for work claimed to have been done for or materials claimed to have been furnished to Tenant, within thirty (30) days after written notice from Landlord.

            ARTICLE 11. Fixtures and Equipment; Tenant's Property.

            11.1 All Alterations made and installed upon or in the Premises by Landlord either at Landlord's expense or with respect to which Landlord has granted Tenant a credit or allowance (including, without limitation, all Landlord's Work and any Tenant's Work with respect to which a credit or allowance has been granted by Landlord) shall be Landlord's property and shall remain upon the Premises (and be surrendered by Tenant) at the end of the Term.

            11.2 All Alterations made and installed upon or in the Premises (whether by Landlord or Tenant) which are "fixtures" under the Legal Requirements of the State, and which are of a permanent nature and which cannot be removed without material damage to the Property shall become Landlord's property and shall remain upon (and be surrendered) with the Premises at the end of the Term or upon any earlier cancellation or termination of this Lease. Landlord shall have the right to require Tenant to remove any Alterations which Landlord advised Tenant that it would require Tenant to remove and Restore, and Tenant shall remove the same in accordance with such request.

            11.3 All furniture, furnishings and trade fixtures furnished by Tenant or at Tenant's expense (including all business machines and equipment, counters, screens, cages, freestanding partitions, freestanding cabinets, freestanding lighting fixtures and equipment and drinking fountains) and any other movable property of Tenant shall be and remain property of Tenant which Tenant must remove on or before the Expiration Date.

            11.4 If any Alterations or other property which Tenant may or must remove under Sections 11.2 or 11.3 are not removed on or before the Expiration Date, Landlord may at any time thereafter upon five (5) days' notice to Tenant remove and dispose of the same at Tenant's expense.

            11.5 Tenant shall provide Landlord with photocopies of all bills, invoices, and records relating to Alterations costing more than five thousand dollars ($5,000) in each instance within a reasonable time after the completion of such Alterations. Tenant shall also provide Landlord with all manuals and other instructional materials pertaining to any equipment or machinery installed by Tenant in the Premises.

            ARTICLE 12. Maintenance and Repairs.

            12.1 Landlord shall, at its expense, maintain the Building including roof and structural elements and all parking lots and landscaping, keeping all spaces, driveways and sidewalks free from snow and ice and in good repair and condition as befits similar properties in the general location of the Property.

            12.2 Tenant shall be responsible for the maintenance and repair of the Premises and to keep the Premises and all partitions, window frames and moldings, glass, doors, door openers, fixtures, equipment and any supplemental HVAC, electrical, plumbing and mechanical systems installed by Tenant (if any), and appurtenances thereto and all other parts of the Premises in good order, condition and repair, and clean, orderly, sanitary and safe.

            12.3 If Tenant fails to maintain or make any repairs required to be made by Tenant under this Article 12 after fifteen (15) days prior notice from Landlord, or to commence and diligently prosecute such repairs if the same cannot be completed within such ten (10) days, Landlord may perform such maintenance or repairs at Tenant's expense and collect the cost thereof from Tenant upon ten (10) days, written notice, as Additional Rent, together with fifteen percent (15%) of the cost thereof.

            ARTICLE 13. Required Insurance.

            13.1 In this Lease "Required Insurance" means the insurance coverages specified in Exhibit "D". At Tenant's sole expense, Tenant shall secure and keep in force all Required Insurance at all times during the Term.

            13.2 All policies of Required Insurance shall be issued by an insurance company rated "A" or better by Best's and having a Best's Financial Size category of "XIV" or better and licensed to do business in the State. (Each policy providing Required Insurance is referred to in this Lease as an "Insurance Policy".) Each Insurance Policy shall provide that the same shall not be canceled except after thirty (30) days, prior notice to Landlord. Certificates of insurance or, if required by Landlord or the holder of any Senior Encumbrance, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord and the holder of any Senior Encumbrance on or before the Commencement Date.

            13.3 All policies of property and casualty insurance carried by Landlord and Tenant shall include a waiver by the insurer of all rights of subrogation against Landlord and Landlord's Affiliates in connection with any lose or damage thereby insured against. If Insurance Policies with such waivers are available only at extra premium, the insured party will give written notice to the other, who may pay the extra premium for such waiver within thirty (30) days after giving of such notice; and the insured party will then secure the waiver of subrogation. Landlord and Tenant hereby release each other from any claims, losses, liability or Damage, whether or not caused by the negligence of the other, due to hazards covered by Insurance Policies containing such a waiver of subrogation. If the release of either Landlord or Tenant or any other party in this Section contravenes any law respecting exculpatory agreements, the party purportedly released hereunder shall not be released; but such party's liability shall be secondary to that of the other party's insurer.

            13.4 All insurance procured by Tenant under this Article 13 shall be issued in the names (as additional insureds) and for the benefit of Landlord, Landlord's Affiliates and, at Landlord's request, the holder of any Senior Encumbrance, as their respective interests may appear, and shall contain an endorsement that each of such parties shall be entitled to recover under said policies for any loss or Damage occasioned by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors. Tenant and Landlord shall cooperate with each other and with the holders of any Senior Encumbrances in connection with collection of any insurance proceeds.

            13.5 Tenant shall not secure separate insurance concurrent in form or contributing in the event of loss with any Insurance Policy required under this Lease. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate any Insurance Policy or be in conflict with any Insurance Requirements, or increase the rate of fire insurance applicable to the Property. Tenant shall reimburse Landlord, as Additional Rent not later than fifteen (15) days after demand, for all increases of Landlord's insurance premiums resulting from violations of Tenant's obligations under Section 13.6. In any Legal Proceeding involving the cost of insurance, a schedule or "make-up" of rates issued by the body making insurance rates for the Property or the Premises shall be presumptive evidence of the items and charges taken into consideration in fixing the insurance rates then applicable to the Premises or the Property.

            13.6 Landlord shall maintain at all times during the Term fire and extended coverage insurance covering the Building in the minimum amount sufficient to prevent Landlord from being a co-insurer under its policies of insurance and public liability and property damage insurance in an amount customary for properties similar to the Property; or, self-insure the aforementioned coverages. If Landlord shall self-insure hazards covered under this Section, the waiver of subrogation required by Section 13.3 shall apply to Landlord as though a policy of insurance was in effect.

            ARTICLE 14. Damage and Restoration.

            14.1 Tenant shall promptly notify Landlord of any Damage to the Premises. If the Premises shall be Damaged or rendered untenantable or partially untenantable by fire, the elements, or other insured casualty, and this Lease is not terminated pursuant to this Article, Landlord shall proceed with due diligence to repair such Damage and Restore the Premises promptly and with due diligence following the collection by Landlord of insurance proceeds in respect of such fire or other casualty, subject to delays reasonably beyond the control of Landlord. Landlord shall not be liable for any interruption to Tenant's business or for any Damage to, or replacement or Restoration of, Tenant's inventory, trade fixtures, furniture, furnishings and equipment and other property removable by Tenant under the provisions of this Lease or to any leasehold improvements installed in the Premises by Tenant, all of which replacement and Restoration shall be promptly undertaken and completed by Tenant at its sole cost and expense.

            14.2 If, as a result of such Damage, either:

            (a) the Premises is damaged or rendered untenantable to the extent of twenty-five percent (25%) percent or more thereof at any time during the Term; or

            (b) the Building is Damaged or rendered untenantable to the extent of fifty percent (50%) or more of its replacement cost or to the extent that substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable); or

            (c) the Restoration of the Premises will require more than six (6) months, then in each case, in the professional opinion of a reputable contractor or architect selected by Landlord, then, in any of such events, rent shall abate from the date of casualty or damage, and Landlord or Tenant may, not later than ninety
(90) days following date of such Damage, give the other party a notice in writing terminating this Lease. If either party elects to terminate this Lease as aforesaid, the Term shall expire upon the thirtieth (30th) day after such notice is given as if such date were the Expiration Date and Tenant shall thereupon vacate the Premises and surrender the same to Landlord in accordance with all provisions of this Lease.

            14.3 If Landlord is required to Restore the Premises pursuant to the provisions of this Article 14, Landlord's obligation shall be limited to Restoration of the Premises (excluding restoration of all furniture, trade fixtures and other movable personal property and fixtures whether the same were installed by Tenant or by Landlord). Tenant, at Tenant's expense, shall promptly perform all replacements or Restoration not required to be performed by Landlord and shall promptly re-enter the Premises and resume doing business in accordance with all provisions of this Lease. Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith.

            14.4 In any case in which all or a part of the Premises become unusable by Tenant for a consecutive period of more than two (2) days as a result of fire, the elements or other insured casualty not caused by the negligence or wrongful conduct of Tenant or of its Employees or guests, Tenant shall be entitled to an abatement of Rents from the date of such Damage to the date when the Premises have been substantially Restored. Such abatement shall be in direct proportion to the ratio of the usable area of the Premises rendered unusable as a result of such Damage to the total usable area of the Premises.

            14.5 This Article shall be considered an express agreement governing any case of Damage to the Premises and any provisions of the Legal Requirements of the State of New Jersey which conflict with the provisions set forth herein are hereby waived by Tenant. Without limiting the foregoing, Tenant hereby expressly waives the benefit of New Jersey Revised Statutes, Title 46, Chapter 8, Sections 6 and 7 and any successor statute.

            ARTICLE 15. Condemnation.

            15.1 If all or any part of the Premises shall be Condemned by any Government Entity, this Lease shall terminate as to the portion so taken on the date Tenant is required to yield possession thereof to the Condemning Government Entity. Landlord shall Restore the portion of the Premises not Condemned so that it may be legally occupied by Tenant and all Rents shall be reduced in direct proportion to the ratio that the usable area of the Premises so taken bears to the total usable area of the Premises. If the Condemnation renders the remainder of the Premises unsuitable for the uses of Tenant permitted under Section 1.1, then either Landlord or Tenant may terminate this Lease as of the date when Tenant is required to yield possession by giving notice terminating this Lease within ninety (90) days after such date. If twenty-five percent (25%) or more of the Building is Condemned as aforesaid, or if parking spaces on the Property are substantially reduced by such Condemnation, or if Landlord does not deem it reasonably feasible to replace such parking spaces with other parking spaces on the portion of the Property not Condemned, then either party may elect to terminate this Lease as of the date on which possession thereof is required to be yielded to the Condemning Government Entity, by giving notice of such election within thirty (30) days after such date. If Landlord elects to terminate this Lease as aforesaid, the Term shall expire upon the thirtieth
(30th) day after such notice is given as if such date were the Expiration Date and Tenant shall thereupon vacate the Premises and surrender the same to Landlord in accordance with all provisions of this Lease.

            15.2 In the event of any permanent Condemnation of all or any portion of the Property, whether or not this Lease shall be terminated by virtue thereof, Landlord shall be entitled to receive the entire award and compensation, without deduction for any estate vested in Tenant by this Lease (or any value attributable thereto) and Tenant agrees to execute and file any and all applications and documents necessary or desirable to facilitate Landlord's collection of any such award and compensation. Nothing contained in this Article shall be deemed to prevent Tenant from making a separate claim in any Condemnation proceeding for the unamortized cost of any fixtures or leasehold improvements paid for by Tenant for moving expenses and business dislocation costs and for the loss of Tenant's "good will", if any, but only if such award shall be made by the Government Entity in addition to, and shall not result in a reduction of the award received by, Landlord.

            ARTICLE 16. Building Services.

            16.1 Landlord shall maintain and repair the heating, air conditioning and ventilation system (the "HVAC System") serving the Office Premises to distribute heating, ventilation and air conditioning to the Office Premises. The HVAC System shall be equipped with controls operable by Tenant and metered to register Tenant's electrical consumption which shall be paid by Tenant. Tenant shall keep unobstructed all vents, intakes, outlets and grilles of the HVAC System and shall comply and observe all regulations and requirements reasonably prescribed by Landlord for the proper functioning of such systems. The rearrangement of partitioning which interferes with normal operation of the HVAC System, may require changes in the heating, ventilating and/or air-conditioning systems servicing the Premises in order to provide comfortable occupancy. Such changes shall be made at Tenant's expense as Alterations in accordance with the provisions of Article 10, subject to all provisions set forth in that Article. Nothing in this Lease shall be deemed to require Landlord to operate, maintain or repair, at Landlord's expense, any supplementary or accessory HVAC system which is not a part of the central HVAC System.

            16.2 Landlord shall furnish hot and cold water to the Office Premises 24 hours per day, 365 days per year for ordinary lavatory, drinking, and office cleaning purposes.

            16.3 All services other than as provided pursuant to Section 16.1 or
16.2 to be provided to, or which shall be necessary for the conduct of, Tenant's operations within the Premises, including, without limitation and for purposes of illustration, electricity, gas, telephone, janitorial, cleaning, security and any other utility or service which Tenant shall deem necessary or desirable, shall be separately arranged, maintained and paid for by Tenant. Tenant's utilities shall be separately metered, where possible, and all costs of any utilities not separately metered shall be Additional Rent. Landlord shall not provide cleaning services to any portion of the Premises. Tenant, at its sole cost and expense, shall cause the Premises to be kept clean and in a good and orderly condition as befits similar buildings in Mercer County. In the event Tenant shall employ a contractor to provide any services to the Premises, such contractor (and any subcontractors) shall agree to employ only such labor as will not result in jurisdictional disputes or strikes. Tenant shall inform Landlord of the names of any contractor or subcontractor Tenant proposes to use in the Premises at least fifteen (15) days prior to the beginning of work by such contractor or subcontractors.

            16.4 Landlord reserves the right to stop or interrupt any of the services required to be provided under this Lease, and the use of any Building Systems or other facilities, at such times as shall be required by reason of accidents, strikes, making of necessary repairs, alterations or improvements, inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or any other similar or dissimilar causes whatsoever beyond Landlord's reasonable control. In any case in which such interruption occurs for a period of more than five (5) days, Tenant shall be entitled to an abatement of rent from the date of such interruption until the date that the services have been restored.

            16.5 If Tenant desires extra services or overtime services, Landlord will directly charge Tenant for such extra or overtime services and exclude those charges from Expenses.

            ARTICLE 17. Rules and Regulations.

            17.1 Tenant shall observe and comply with all rules and regulations uniformly applicable to all Tenants at the Property reasonably promulgated by Landlord from time to time (the "Rules and Regulations").

            17.2 Landlord shall not be liable for the non-compliance by any other tenant, occupant, or owner of the Corporate Park with the Rules and Regulations, but shall take reasonable measures to enforce same.

            ARTICLE 18. Landlord's Access to Premises; Related Matters.

            18.1 Tenant shall permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or concealed behind the wall and ceilings of the Premises. Landlord shall be allowed to bring into the Premises all necessary materials, equipment, tools, and supplies to be used for any work permitted or required under this Lease; and Rents shall not abate while said repairs or alterations are being made. Landlord shall use reasonable efforts to minimize interference with Tenant's business operations in the Premises.

            18.2 Landlord shall at all times have a key to unlock all of the doors in and about the Premises. No additional locks, other devices or systems which would restrict access to the Premises shall be placed upon any doors without the prior consent of the Landlord, Landlord may enter the Premises on business days during business hours on reasonable notice, but at any time in case of emergency (and by force, if necessary, in such event) to exhibit the Premises in connection with any prospective sale, lease or financing; to inspect the Premises and/or to perform any maintenance or to make any repairs, alterations, or improvements which Landlord deems necessary or which are otherwise permitted or required under this Lease.

            ARTICLE 19. Subordination; Estoppel Certificates; Attornment.

            19.1 This Lease and the leasehold estate created hereby, are now and shall hereafter be subject and subordinate in every respect to all Senior Encumbrances. This subordination shall be self-operative; however, if and whenever requested by Landlord or the holder of any Senior Encumbrance, Tenant shall execute and deliver promptly any certificate or instrument (in recordable form, if required) requested to evidence such subordination.

            19.2 Upon request of any future fee owner or the holder of any Senior Encumbrance who succeeds to the rights of Landlord hereunder (any such Person, a "New Landlord"), Tenant shall attorn to and recognize each New Landlord as "Landlord" under this Lease; and Tenant shall promptly execute and deliver any instrument which each New Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and affect as, or as if it were, a direct lease between New Landlord and Tenant; except, however, that any New Landlord (if not Landlord, an affiliate of Landlord or a nominee or designee of Landlord) shall not:

            (a) be liable for any previous act or omission of Landlord under the Lease, or any claim which shall have previously accrued to Tenant against any prior Landlord (unless such act, omission or claim shall be of a continuing nature); or

            (b) be bound by any prepayment to any prior Landlord of more than one month's Fixed Rent or Additional Rent, after Tenant has received Notice of New Landlord's interest, unless the New Landlord shall have approved the prepayment in writing or received the prepayment in question; or

            (c) be subject to any prior offsets, claims, defenses, or counterclaims which Tenant may have against any prior Landlord (other than claims of a continuing nature, or any abatement of Rents or any credit or offset against such Rents required to be given to Tenant pursuant to any express provision of this Lease); and

            19.3 Upon the request of a party (in this Section 19.3, the "Requesting Party") from time to time, the other party (the "Certifying Party") shall, within ten (10) days of receipt of said notice or request deliver to the Requesting Party a written statement (each such, an "Estoppel Certificate") certifying that: (a) there are no agreements other than the Lease (and no amendments, modifications, extensions, or other revisions of the Lease) in effect between Tenant and Landlord (or any other Person) with respect to the Premises (b) to the best of the Certifying Party's knowledge, such party has no setoff, claim, demand or cause of action against the Requesting Party; (c) to the best of the Certifying Party's knowledge, the Requesting Party is not in default in the performance of any of its obligations under the Lease; and the Certifying Party has not given any notice of default to the Requesting Party; and (d) that the Certifying Party's SIC number or classification has not changed. In each Estoppel Certificate the certifying Party shall certify, also, the amount of Fixed Rent then payable under the Lease, the amounts (and elements) of Additional Rent then payable, and the dates to which Tenant has paid the same. The representations required in (a)-(d) above shall be modified to reflect the true facts at the time given.

            19.4 If the holder of any Senior Encumbrance requests reasonable modifications in this Lease as a condition to approval of any financing or refinancing of the Land and/or the Building, Tenant will not unreasonably withhold or delay making any requested modifications which do not increase Fixed Rent or Additional Rent, shorten or extend the Term or otherwise adversely affect Tenant's other rights, benefits and obligations under this Lease.

            19.5 Except for the first month's Fixed Rent, Tenant will pay no Rent under this Lease more than thirty (30) days in advance of its due date.

            19.6 Tenant will not exercise any right to terminate this Lease based upon any alleged act or omission of Landlord unless Tenant first gives written notice of such act or omission to Landlord and to the holder of each Senior Encumbrance and until a reasonable period of time for such holder of the Senior Encumbrance to remedy such act or omission elapses after the giving of such notice (during which time such holder shall have the right, but no obligation, to remedy the alleged act or omission). Tenant agrees, further, not to exercise any such right if the holder of any such Senior Encumbrance commences to cure such act or omission within a reasonable time after such notice and diligently continues to prosecute such cure to completion.

            19.7 Landlord shall use commercially reasonable efforts to obtain from the holder of any Senior Encumbrance for the benefit of Tenant a "non-disturbance" agreement in commercially reasonable form. Landlord shall have no liability to Tenant if Tenant shall not receive a non-disturbance agreement, nor shall the same relieve or release Tenant from any of the obligations of Tenant under this Lease.

            ARTICLE 20. Inability to Perform.

            20.1 Except as set forth in this Lease, this Lease and Tenant's obligations to pay Rent and perform all of Tenant's other covenants, agreements, terms, provisions and conditions hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of Landlord's obligations or is unable to furnish or is delayed in furnishing any work or service whatsoever expressly or impliedly to be furnished, or is unable to make or is delayed in making any repairs. Landlord anticipates that the Office Premises shall be legally available to Tenant for occupancy on February 15, 1998. If Landlord cannot deliver the Office Premises legally available for occupancy by March 1, 1998, Tenant may terminate this Lease upon not less then five (5) days prior written notice to Landlord.

            20.2 Unless otherwise provided specifically to the contrary, this Lease shall not be terminated because Tenant is unable to fulfill any of Tenant's non-monetary obligations or is unable to make or is delayed from so doing by reason of any cause beyond Tenant's reasonable control (including, without limitation, strikes, governmental preemption in connection with a national emergency, Legal Requirements, failure of utilities or public services, or severe weather).

            ARTICLE 21. Surrender of Premises.

            21.1 Upon the expiration of the Term or any earlier termination of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in the condition required under this Lease, excepting ordinary wear and tear and Damage. This Section shall survive the expiration of the Term or any earlier termination of this Lease.

            21.2 If Tenant remains in possession of the Premises after the expiration or termination of this Lease, the parties recognize and agree that the damage to Landlord will be substantial, will exceed the amount of monthly Fixed Rent and Additional Rent theretofore payable hereunder and will be impossible to measure accurately. Tenant, therefore, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant from month to month, at a monthly rental payable in advance, equal to 150% of the Fixed Rent and Additional Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Nothing herein contained shall be deemed to permit Tenant to remain in possession of the Premises after the expiration or sooner termination of the term of this Lease.

            ARTICLE 22. Assignment, Mortgaging, Subletting, etc.

            22.1 Except as otherwise expressly provided in this Article, Tenant shall not, without obtaining the prior written consent of Landlord, in each instance:

            (a) assign or otherwise transfer this Lease, or any part of Tenant's right, title or interest therein;

            (b) sublet all or any part of the Premises or allow all or any part of the Premises to be used or occupied by any other Persons; or

            (c) mortgage, pledge or otherwise encumber this Lease, Tenant's leasehold or the Premises.

For purposes of this Article the transfer of more than forty-nine per cent (49%) of any class of capital stock of Tenant (if Tenant is a corporation), or the transfer of more than forty-nine per cent (49%) of the total interests in Tenant (if Tenant is a partnership, trust or other incorporated entity), however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease; and an agreement by any other Person, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment. Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Article.

            22.2 Section 22.1 shall not apply to transactions entered into by Tenant with a corporation into (or with) which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which shall be an affiliate, subsidiary or parent of Tenant, provided that:

            (a) such merger, consolidation, or transfer of assets is for a good business purpose and not a device for the transfer of Tenant's interest in this Lease; and

            (b) the affiliate, subsidiary, parent, assignee or successor entity has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger, consolidation, or transfer, or as of the date of this Lease, whichever is greater, as evidenced by financial statements prepared and certified by Independent certified public accountants.

For the purpose of this Section 22.2 a "subsidiary" or "affiliate" of Tenant shall mean the following:

            (a) An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant.

            (b) A "subsidiary" shall mean any corporation all of whose ownership interests shall, at the time, be owned directly or indirectly by Tenant.

            22.3 Any assignment made pursuant to Section 22.2, Tenant (or its successor) shall have delivered to Landlord financial statements certified by Tenant's accountant evidencing satisfaction of the net worth requirement in
Section 22.2(b).

            22.4 Tenant covenants that, notwithstanding any assignment or transfer, Tenant shall remain fully and jointly and severally liable for the payment of all Rents due and to become due under this Lease and for the performance and observance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed. After any assignment, subletting, or other transfer permitted under Sections 22.1 or 22.2, Tenant's liabilities and obligations under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the Term, or modifying any obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of Tenant's obligations under this Lease, but Tenant shall not be liable for any increase in obligations or term without the separate agreement of Tenant.

            22.5 If Tenant agrees to assign this Lease or to sublet fifty percent (50%) or more of the usable area of the Premises, Tenant shall, prior to the effective date thereof (the "Effective Date") deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, as applicable. Landlord shall then have the right to terminate this Lease on the Effective Date of such assignment or sublease as if it were the Expiration Date, such right to be exercised by written notice to Tenant given within thirty (30) days of the date Landlord receives executed counterparts of any sublease or assignment. If Landlord exercises its option under this Section 22.5, Landlord may then lease the Premises or any portion thereof to Tenant's proposed assignee or subtenant, as the case may be, without any liability whatsoever to Tenant.

            22.6 If Section 22.5 is inapplicable or, if Section 22.5 is applicable and Landlord does not elect to terminate this Lease (in whole or in part) under Section 22.5, Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease, or a subletting of the whole or a part of the Premises provided:

            (a) Tenant shall give Landlord the name and business address of the proposed subtenant or assignee, adequate information with respect to the nature and character of the proposed subtenant's or assignee's business, references and current financial information as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement, all of which shall be reasonably satisfactory to Landlord;

            (b) the proposed subtenant or assignee must be a reputable party whose financial net worth, credit and financial responsibility are, considering the obligations under this Lease, reasonably satisfactory to Landlord;

            (c) the nature and character of the proposed subtenant or assignee and its intended use of the Premises are in keeping with the standards of the Property and do not pose an environmental risk to the Property;

            (d) the proposed subtenant or assignee is not then an occupant and vacating any part of the Building or another building in the Project or a Person who dealt with Landlord or the Managing Agent (directly or through a broker) with respect to space in the Building or another building in the Corporate Park during the six (6) months immediately preceding Tenant's request for Landlord's consent;

            (e) Tenant shall bear all costs of providing appropriate means of ingress and egress from the sublet space (or of demising the space to be subleased from the remainder of the Premises);

            (f) Tenant shall have paid Landlord all reasonable Fees-And-Costs incurred by Landlord in connection with the proposed transaction;

            (g) the proposed subtenant or assignee is not (w) a bank or trust company branch office, safe deposit business, savings and loan association or loan company; (x) employment or recruitment agency (y) school, college, university or educational institution whether or not for profit; or (z) a Government Entity, or government of any other sovereign nation (or any branch or division thereof);

            (h) in the case of a subletting of a portion of the Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes; and

            (i) there shall be no more than one (1) subtenant of the Premises at any time.

            22.7 If Landlord has not elected to terminate this Lease (in whole or in part) under Section 22.5 or, if Landlord consents to or is deemed to have consented to any assignment or sublease, Tenant shall pay Landlord, as Additional Rent:

            (a) in the case of each and every assignment, an amount equal to fifty percent (50%) of all sums and other considerations whatsoever paid to Tenant by the assignee for (or by reason of) such assignment (including any sums paid for the sale of Tenant's fixtures, leasehold improvements made at Tenant's expense, equipment, furniture, furnishings or other personal property which are in excess of the fair market value thereof) after first deducting the reasonable costs incurred by Tenant in connection with such assignment for legal fees and disbursements, brokerage commissions, accounting fees and advertising costs; and

            (b) in the case of each and every sublease fifty percent (50%) of all rents, additional charges or other consideration whatsoever payable to Tenant by the subtenant which exceed all Rents under this Lease accruing during the term of the sublease in respect of the subleased space (allocated in proportion to the space demised, as reasonably computed by the Managing Agent) pursuant to the terms hereof (including, any sums paid for the sale or rental of Tenant's fixtures, leasehold improvements made at Tenant's expense, equipment, furniture or furnishings or other personal property which are in excess of the fair market value thereof) after first deducting the reasonable costs incurred by Tenant in connection with such subletting for any legal fees and disbursements, brokerage commissions, accounting fees, advertising costs, reasonable costs of constructing demising walls in connection with any subletting.

Tenant shall pay Landlord all amounts due under this Section 22.7 as and when paid by the assignee or subtenant to Tenant. The provisions of this Section 22.7 shall not be applicable to any subletting or assignment made pursuant to Section 22.2.

            22.8 As a condition precedent to Tenant's assignment of the Lease or its sublet of all or part of the Premises, Tenant, at its sole cost and expense, shall have received from the Bureau, if required, either a non-qualified approval of Tenant's negative declaration, or a non-applicability letter, for which Tenant shall promptly apply pursuant to ISRA. No assignment or sublease shall become effective, whether or not Landlord may have previously afforded its consent, if the terms of this Section 22.8 are not satisfied.

            ARTICLE 23. Quiet Enjoyment.

            23.1 Upon paying all Fixed Rent and Additional Rent and keeping and performing the terms, covenants, conditions and provisions of this Lease, Tenant may lawfully and quietly hold and enjoy the Premises during the Term without hindrance, ejection, molestation, or interruption, subject, however, to the terms, covenants, conditions, and provisions of this Lease.

            23.2 Nothing in this Section shall prevent Landlord from performing alterations or repairs on other portions of the Building not leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this covenant by Landlord. There shall be no allowance to Tenant for a diminution of rental value (and no liability on the part of Landlord) by reason of inconvenience, annoyance or injury to business arising from the making of any maintenance, repairs or Alterations by Landlord, Tenant, or any other Person in or to the Premises or the Property. Landlord shall exercise reasonable diligence to minimize interference with Tenant's business operations, but shall not be required to perform any maintenance, repairs, Restoration or Alterations on an overtime or premium pay basis.

            ARTICLE 24. Real Estate Brokers.

            24.1 Each party hereby represents and warrants to the other party that it has had no dealings with any real estate broker or sales agent in connection with the negotiation and execution of this Lease other than the Broker named in Article 1 hereof.

            24.2 Each party agrees to indemnify and hold the other party harmless from and against the breach, by the indemnifying party, of the representations and warranties made pursuant to Section 24.1. Each party's indemnity shall cover all commissions, fees and expenses claimed by a real estate broker or sales agent other than the Broker and all expenses which the other party incurs to defend against any such claim, including all Fees-And-Costs.

            24.3 Landlord agrees to pay the Broker specified in Article 1 any commissions due in connection with the execution and delivery of this Lease to which it may be entitled pursuant to a separate written agreement.

            ARTICLE 25. Adjacent Excavation; Shoring.

            25.1 If excavation, foundation, other substructure work, or other construction work shall be made or authorized upon land adjacent to the Premises, Tenant shall afford to the Person causing (or authorized to cause) such excavation, license to enter the Premises to do such work as necessary to preserve the walls of the Building from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Landlord, or diminution or abatement of Rents.

            ARTICLE 26. Defaults; Conditional Limitations; Remedies.

            26.1 Each of the following events shall be a "Default" under this
Lease:

            (a) Tenant fails to pay any amount of Fixed Rent, when the same shall be due, and such failure shall continue for five (5) days after written notice from Landlord to Tenant;

            (b) Tenant fails to pay any amount of Additional Rent when the same shall be due, and such failure shall continue for five (5) days after written notice from Landlord to Tenant;

            (c) Tenant fails to keep or perform any other covenant or provision of this Lease, and such failure continues for fifteen (15)days after written notice from Landlord, unless such failure requires work to be performed, acts to be done, or conditions to be remedied which cannot be performed, done or remedied within such fifteen (15) days, in which case the Default shall not be deemed to exist as long as Tenant duly commences and diligently and continuously prosecutes completion all steps necessary to cure and remedy the same;

            (d) Tenant admits, in writing, that Tenant is unable to pay Tenant's debts as such become due;

            (e) Tenant makes an assignment for the benefit of creditors;

            (f) Tenant files a voluntary petition in bankruptcy or Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Legal Requirements, or Tenant seeks or consents to or acquiesces in or suffers the appointment of any trustee, receiver or liquidator of Tenant or of the Premises (or, Tenant's interest therein) or of all or any substantial part of Tenant's property;

            (g) if, within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Legal Requirements, such proceeding is not dismissed; or if, within sixty (60) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's property or of the Premises (or Tenant's interest therein), such appointment is not vacated or stayed on appeal or otherwise; or

            (h) Tenant shall abandon the Premises or fail to take occupancy of the Premises within sixty (60) days of the Commencement Date (or with respect to the Warehouse Premises, the Warehouse Premises Commencement
      Date).

            26.2 If and whenever any Default occurs, at Landlord's option, Landlord may give written notice to Tenant (the "Termination Notice") stating that this Lease and the Term shall expire and terminate on the date specified in such Termination Notice (which date shall be not earlier than five (5) days after the giving of the Termination Notice). In such event, this Lease and the Term (and Tenant's entire right, title, and interest therein) shall expire and terminate as if the date specified in the Termination Notice were the Expiration Date; and Tenant shall quit and surrender the Premises but shall remain liable as hereinafter provided.

            26.3 If and whenever any Default occurs, or if this Lease and the Term terminate under Section 26.2, or otherwise, Landlord may without notice re-enter and repossess the Premises; and Tenant shall remain liable as hereinafter provided. If Landlord so re-enters, at its option, Landlord may:

            (a) complete Landlord's Work to the extent not then completed;

            (b) repair and alter the Premises in such manner as Landlord may deem necessary or desirable without relieving Tenant of any liability whatsoever under this Lease; and/or

            (c) let or relet the Premises (or any parts thereof) for the whole or any part of the remainder of the Term, or for a longer period, in Landlord's name or as agent of Tenant, and pay and apply all rents and other sums thus collected or received as follows:

                  (i) first, to all reasonable costs and expenses which Landlord pays or incurs in terminating this Lease, re-entering, retaking, repossessing, repairing and/or altering the Premises, and removing all Persons and property therefrom, including all Fees-And-Costs;

                  (ii) second, to all reasonable costs and expenses which
            Landlord incurs in securing any new tenant of the Premises (including in such costs brokerage commissions and reasonable expenses of preparing the Premises for re-letting, and all Fees-And-Costs; and, if Landlord maintains the Premises, all costs and expenses of maintaining the Premises, including utilities) and

                  (iii) third, any balance then remaining on account of Tenant's liability to Landlord.

In no case shall re-entry by Landlord, whether under summary proceedings or otherwise, absolve or discharge Tenant from any liability whatsoever under this Lease. Except as specifically provided in the next sentence, Landlord's failure to relet or to collect Rent from a reletting shall not relieve Tenant of any liability whatsoever under this Lease. Notwithstanding anything to the contrary contained herein, Landlord agrees to take commercially reasonable actions to relet the Premises on terms which are reasonably satisfactory to Landlord; provided that Tenant first surrenders the Premises to Landlord and waives in writing any right to redeem its interest in the Premises and any right to re-enter the Premises.

            26.4 If this Lease and the Term terminate under Section 26.2, or if Landlord re-enters the Premises under Section 26.3 or by any summary proceeding or other Legal Proceeding, then, in any of such events, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (x) the aggregate amount of Fixed Rent and Additional Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Rent to be the same as was payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or reentry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so reentered the Premises, less (y) the aggregate rental value of the Premises for the same period, both discounted to their present value at the rate of six percent (6%) per annum, or

            (b) sums equal to the Fixed Rent and Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor (as provided in this Lease) following such termination or such re-entry until the date that would have been the Expiration Date if this Lease had not so terminated or if Landlord had not so re-entered the Premises, less rents collected and applied to Tenant's liability pursuant to Paragraph 26.3(c)iii.

Landlord may bring Legal Proceedings from time to time, at Landlord's election, for the recovery of damages, or for a sum equal to any installment or installments of Fixed Rent or Additional Rent or any liquidated damages or other sum payable by Tenant to Landlord pursuant to this Article and nothing in this Lease shall require Landlord to await the originally scheduled Expiration Date for any such purpose. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums, damages or claims to indemnification which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default of Tenant hereunder.

            26.5 Nothing in this Lease shall limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any applicable Legal Requirements at the time when such damages are to be proved, whether such amount is greater, equal to, or less than, the amount of damages otherwise specified in this Article. Tenant's interest in the Lease shall not pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of the State unless the Landlord consents in writing to such transfer.

            26.6 No receipt of moneys by Landlord from Tenant after a termination of this Lease, shall reinstate, continue or extend the Term or affect any Termination Notice or other written notice previously given to Tenant, or operate as a waiver of Landlord's right to enforce payment of Fixed Rent or Additional Rent then or subsequently becoming due, or operate as a waiver of Landlord's right to recover possession of the Premises. If Tenant is in arrears in the payment of Fixed Rent or Additional Rent, Tenant waives its right, if any, to designate the item against which any payments made by Tenant are to be credited and Tenant agrees that Landlord may apply any payment made by Tenant to any items as Landlord may see fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payment shall be credited.

            26.7 In the event Tenant is dispossessed by judgment or warrant of any court, or in the event of re-entry or repossession by Landlord or in the event of expiration or any termination of this Lease, Tenant (on behalf of Tenant and all Persons claiming by, through, or under Tenant) hereby expressly waives service of any notice of intention to re-enter now or hereafter provided by law, or of commencement of Legal Proceedings for such purpose; any and all right of redemption now or hereafter provided by law and any reentry or repossession or right to Restore the Term or legal continuance of this Lease.

            26.8 Landlord and Tenant hereby waive trial by jury in any Legal Proceeding brought by either against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises (other than any suit for personal injury). If Landlord commences any summary proceeding or other Legal Proceeding for nonpayment of Rents, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding (unless Tenant's failure to interpose such counterclaim shall waive its right to assert the same cause of action in a separate action or proceeding).

            26.9 In the event of any Default, or any threatened breach by a party of any term, covenant, condition or provision of this Lease, the other party shall be entitled to enjoin such Default or threatened breach.

            26.10 Each right and remedy of a party in this Lease shall be cumulative and in addition to every other right or remedy of such party in this Lease, or now or hereafter existing at law or in equity; and the exercise (or beginning of exercise) by a party of any one or more rights or remedies shall not preclude the simultaneous or later exercise by such party of any and all other rights or remedies of such party in this Lease, or now or hereafter existing at law or in equity.

            ARTICLE 27. Indemnification.

            27.1 Subject to all other provisions of this Lease (including, but not limited to, Article 13 hereof), Tenant hereby agrees, to the fullest extent permitted by law, to indemnify Landlord and Landlord's Affiliates and hold Landlord and/or Landlord's Affiliates harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge, or expense of every kind whatsoever (other than consequential damages) which Landlord and/or Landlord's Affiliates may suffer, incur, or pay out, or which may be asserted against Landlord and/ or Landlord's Affiliates in whole or in part, by reason of, or in connection with:

            (a) any Legal Proceeding by Landlord to terminate the Lease, or any other Legal Proceeding by Landlord against Tenant, in which Landlord secures a judgment against Tenant, final beyond appeal;

            (b) any Default by Tenant in the observance or performance of any obligation under the Lease (including matters involving the payment of Rent and Additional Rent);

            (c) any bodily injury, sickness, disease or death of or to any Person, or any Damage to or of the Premises or the Property (or to property of any other Person), resulting from any acts or omissions of Tenant, or Tenant's Affiliates; and

            (d) any failure of Tenant to comply with Legal Requirements or Insurance Requirements (as required under this Lease).

Subject to all other provisions of this Lease (including, but not limited to, Article 13 hereof), Landlord hereby agrees, to the fullest extent permitted by law, to indemnify Tenant and/or Tenant's Affiliates and hold Tenant and/or Tenant's Affiliates harmless from and against (and to pay the full amount of) all loss, liability, obligation, damage, penalty, tax, cost, claim, demand, judgment, charge, or expense of every kind whatsoever (other than consequential damages) which Tenant and/or Tenant's Affiliates may suffer, incur, or pay out, or which may be asserted against Tenant and/or Tenant's Affiliates, In whole or in part, by reason of, or in connection with;

            (aa) any Legal Proceeding by Tenant to terminate the Lease, or any other Legal Proceeding by Tenant against Landlord, in which Tenant secures a judgment against Landlord, final beyond appeal;

            (bb) any default by Landlord in the observance or performance of any obligation under the Lease;

            (cc) any bodily injury, sickness, disease or death of or to any Person, or any Damage to the Premises or the Property (or to property of any other Person), resulting from any acts or omissions of Landlord or Landlord's Affiliates;

            (dd) any failure of Landlord to comply with Legal Requirements or Insurance Requirements (as required under this Lease).

Any reference in Sections 27.2, 27.3 and 27.4 to "the indemnifying party" shall mean the party required to indemnify and hold harmless the Persons entitled to indemnification under this Section 27.1; any reference in Sections 27.2, 27.3 and 27.4 to "the indemnified Persons" shall mean the Persons entitled to be indemnified and held harmless under this Section 27.1, as the context requires.

            27.2 The indemnifying party shall defend any and all Legal Proceedings commenced against the indemnified Persons by any Person concerning any matter covered by any indemnity or obligation under Section 27.1. In such event, the indemnifying party shall expeditiously deliver to the indemnified Persons copies of documents served in any Legal Proceeding and, whenever requested by the indemnified Persons, shall advise as to the status of such Legal Proceeding. If the indemnifying party fails to defend diligently any such Legal Proceeding, or if the indemnified Persons elect to defend by written notice to the indemnifying party at any time, the indemnified Persons shall have the right (but no obligation) to defend the same at such indemnifying party's expense. The indemnifying party shall not settle any such Legal Proceeding without the indemnified Persons prior written consent, which consent shall not be unreasonably withheld or delayed.

            27.3 The indemnities and obligations set forth in Sections 27.1 and
27.2 shall cover and include all reasonable Fees-And-Costs incurred by an indemnified Person in connection with any and every matter and amount referred to in Sections 27.1 and 27.2. The indemnifying party shall pay all such Fees-And-Costs to an indemnified Person fifteen (15) days after demand.

            27.4 The indemnifying party shall notify each indemnified Person promptly of every Legal Proceeding or claim which may or might be covered by any indemnity under this Article 27 and/or by any Required Insurance. The indemnifying party shall also give timely notice of such Legal Proceedings and claims to each insurer which has issued an applicable policy of Required Insurance; and any insured claim for which an indemnifying party may be responsible may be defended by such party's insurance carrier.

            ARTICLE 28. Consents and Approvals.

            28.1 Landlord shall consider each request by Tenant for Landlord's consent or approval in good faith. Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation, except that if Tenant shall demand and obtain in such proceeding a judgment concluding that Landlord withheld or delayed any such consent in bad faith or in an arbitrary or capricious manner, Tenant shall be entitled to money damages (including reasonable attorney's fees) to compensate Tenant for Landlord's unreasonable withholding or delay of such consent.

            ARTICLE 29. Notices.

            29.1 All notices, requests, demands, elections, consents, approvals and other communications hereunder must be in writing (each such, a "notice") and addressed as follows (or to any other address which either party may designate by notice):

If to Landlord:                                With a copy to:

Trafalgar House Real Estate                    Morgan, Lewis & Bockius LLP
a division of Trafalgar House                  101 Park Avenue
Property, Inc.                                 New York, New York 10178
c/o Jones Lang Wootton                         Attention:  Mario J. Suarez, Esq.
One Battery Park Place
New York, New York 10004
Attention: Ms. Ronnie Ragoff

If to Tenant:

before the Commencement Date                   after the Commencement Date
to:                                            to:

NEXMED (USA), INC.                             NEXMED (USA), INC.
6087 Triangle Drive                            6087 Triangle Drive
Commerce, CA  90040                            Commerce, CA  90040
Attention: Mr. Y. Joseph Mo                    Attention: Mr. Y. Joseph Mo
with a copy to:                              with a copy to:

Drinker Biddle & Reath                       Drinker Biddle & Reath
105 College Road East                        105 College Road East
Box 627                                      Box 627
Princeton, NJ  08542                         Princeton, NJ  08542
Attention: Richard S. Goldman, Esq.          Attention: Richard S. Goldman, Esq.

Any notice required or desired to be given under this Lease by either party to the other shall be deemed to have been duly given only if delivered by hand, evidenced by written receipt, or mailed by either first class, registered mail, return receipt requested, postage and fees prepaid or overnight delivery service, evidenced by written receipt. A notice sent by registered mail shall be deemed given as of the receipt date indicated on the return receipt. All other notices shall be deemed given when received.

            ARTICLE 30. No Waivers.

            30.1 No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. The delivery of keys to any agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and affect of an original violation.

            30.2 This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

            ARTICLE 31. No Representations by Landlord; Landlord's Interest;
                        Transferee Landlords.

            31.1 Neither Landlord, Landlord's Affiliates nor Landlord's agents have made any representations or promises with respect to the Property or the Premises except as expressly set forth in this Lease.

            31.2 Tenant agrees to look solely to Landlord's interest in the Property for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord or Landlord's Affiliates, in the event of any liability by Landlord, and no other property or assets of Landlord or of Landlord's Affiliates shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord or Landlord's Affiliates to Tenant.

            31.3 Nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect Landlord's absolute right at any time or times to convey its interest in and to the Property, subject at all times to this Lease, or to assign its interest in this Lease, or to assign from time to time the whole or any portion of Fixed Rent or Additional Rent at any time paid or payable hereunder by Tenant to Landlord, to a lender, lessor or other transferee designated by Landlord in a notice to Tenant, and in any such case Tenant shall pay Fixed Rent and Additional Rent payable by Tenant to Landlord, or the portion thereof so assigned, subject to the provisions of this Lease, to Landlord's designee at the address mentioned in any such notice.

            31.4 In the event of any transfer of title to the Property, or in the event of a lease of the Property, the transferor Landlord shall be and hereby is entirely freed and relieved of all covenants, obligations and liabilities of Landlord hereunder to be performed after the date of such transfer or lease of the Property, as the case may be (provided, however, that Landlord shall remain liable for all obligations of Landlord which occurred prior to the transfer or lease of the Property) and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to the Property or said lease, or the said lessee of the Property that the transferee or the lessee, as applicable, has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder as of the date of such transfer or lease of the Property, as the case may be.

            ARTICLE 32. Signage; Name of Building; Waiver of Zoning Rights.

            32.1 Tenant shall have the right to place one (1) identifying sign on the pylon sign monument on the Property together with other tenants of the Corporate Park and one (1) sign on the entrance door to the Premises. The size, type, graphic layout and color of each such sign shall be subject to the written approval of Landlord, and shall conform to the signage criteria of the Corporate Park. Tenant shall not affix or display any other sign, advertisement or notice of any prior nature visible from the exterior of the Premises without the prior written consent of Landlord.

            32.2 Landlord shall provide Tenant with (i) twenty four (24) spaces for automobile parking in the Building's parking area for use by Tenant and its employees as of the Commencement Date and (ii) an additional twenty four (24) spaces as of the Warehouse Premises Commencement Date. Tenant's use of the parking facilities shall be subject to all of Landlord's uniform regulations with respect to parking and to Tenant's compliance with any variance or other governmental permission applicable with respect to such parking.

            32.3 Landlord shall have the right at any time to change the designated address of the Building, providing such change in the designated address of the Building is required due to necessary business reasons. The Building may be named by Landlord after any Person whether or not such name is, or resembles, the name of a tenant of the Building.

            32.4 Tenant hereby quitclaims, releases, transfers and assigns to Landlord any interest of any kind in any zoning or development rights with respect to the Land and/or the Property which Tenant might acquire by reason of this Lease.

            ARTICLE 33. Memorandum of Lease; No Recording.

            33.1 At Landlord's request, the parties shall execute and deliver a memorandum of lease in form and substance satisfactory to Landlord, which supplementary memorandum shall set forth the Commencement Date as determined; said memorandum of this Lease shall not be deemed to modify or to change any of the provisions of this Lease.

            33.2 This Lease shall not be recorded by Tenant and any attempted or actual recording shall be a Default hereunder.

            ARTICLE 34. Security Deposit.

            34.1 Tenant has deposited with Landlord upon the execution of this Lease the Security Deposit set forth in Article 1 to secure Tenant's obligations under this Lease. Landlord shall have the right, to apply all or any part of the Security Deposit to cure any Default of Tenant under this Lease, notwithstanding the exercise of any other remedy by Landlord. In such event, upon Landlord's demand, Tenant shall deposit with Landlord an amount equal to the portion of the Security Deposit so applied in order that Landlord may hold the full amount of the Security Deposit at all times during the Term.

            34.2 Landlord shall invest the Security Deposit in a non interest bearing Bank Account chosen by Landlord. In this Lease "Bank Account", means an account in any state or national bank, trust company, savings bank, and/or savings and loan association. Landlord shall have no responsibility for the rate or amount of any interest earned on the Security Deposit or for the preservation of the principal of the Security Deposit.

            34.3 If there exists no uncured Default under the terms of this Lease, the Security Deposit shall be returned to Tenant, together with all interest accrued thereon, within thirty (30) days after the termination of this Lease and delivery of exclusive possession of the Premises to Landlord.

            ARTICLE 35. Miscellaneous.

            35.1 This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

            35.2 Any interest payable by a party under this Lease shall be at the Interest Rate, unless otherwise provided.

            35.3 Schedule A and Exhibits "A" through "D" (and all accompanying schedules and appendices) to this Lease are incorporated in this Lease by reference.

            35.4 The terms, covenants, conditions, and provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant and their permitted legal representatives, successors, and assigns.

            35.5 The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid, or illegal.

            35.6 Wherever used in this Lease the words "include, or "including" shall be construed as incorporating "but not limited to" or "without limitation"; the phrase "at Tenant's expense, or 'at Landlord's expense" means at the sole and exclusive expense Of the respective party.

            35.7 Wherever this Lease imposes any obligation upon Tenant or Landlord, or provides that Tenant or Landlord shall be responsible for any action or matter, the Lease shall be construed to mean that such party shall perform or undertake the matter at such party's expense.

            35.8 The captions of this document are for the convenience of the parties only and neither limit nor amplify the provisions of this Lease.

            35.9 Each party represents and warrants to the other that the execution, delivery and performance of this Lease has been duly authorized by all necessary corporate or partnership action.

            ARTICLE 36. Right of First Refusal

            36.1 For so long as this Lease shall be in effect, and provided Tenant is not then in default of any of the terms, covenants and conditions on its part to be performed or observed under this Lease, Tenant shall have a right of first refusal on the terms hereinafter described, with respect to a proposed sale of the Property by Landlord, subject however to all the provisions of this Article. Tenant's right of first refusal under this Article 36, shall be exercisable as follows:

      (a) If at any time during the Term of this Lease, Landlord, as "owner" of the Property, is negotiating the basic business terms of a prospective sale of the Property for cash, property or purchase money promissory obligations to make cash payments in the future, (or any combination thereof) (hereinafter referred to as the "Purchase Price"), Landlord shall notify Tenant of such negotiations and shall offer to sell the property to Tenant for the price and upon the same basic terms and conditions that Landlord is prepared to sell the Property. Such offer shall be made by executing and delivering to Tenant two counterpart originals of a contract of sale (the "Contract") substantially in the form (with the exception of purchase price and other basic business terms) of the form of Contract of Sale annexed hereto as Exhibit "E". If Tenant elects to accept such offer, it shall do so by executing and delivering to Landlord within five (5) business days after receipt of the Contract, both counterpart originals of the Contract and by paying to Landlord upon the execution and delivery of the Contract, the downpayment specified therein. Time shall be of the essence for the exercise of Tenant's election under this Article.

      (b) If Tenant fails to accept Landlord's offer in the manner set forth above, within such five (5) day period, Tenant shall promptly return the Contract to Landlord and Landlord may sell the Property for the Purchaser Price set forth n the Contract and on the same basic terms and conditions set forth in the Contract and the provisions of this Article 36 shall be of no further force or effect. If Tenant fails to accept Landlord's offer, Tenant shall execute and deliver within five days of Landlord's request thereof, a written confirmation that Tenant has elected not to exercise its right of first refusal under this Article 36.

      (c) If Tenant accepts Landlord's offer and thereafter defaults in the purchase of the Property, in addition to any other rights and remedies Landlord may have against Tenant pursuant to this Lease, the Contract or by law, by reason of such default, Tenant shall forfeit the downpayment, the provisions of this Article 36 shall be of no further force or effect and Landlord shall thereafter be free to dispose of the Property without complying with this Article 36.

      (d) If Tenant fails to accept Landlord's offer and Landlord is thereafter able to consummate the sale of the Property, the provisions this Article shall no longer apply to the Property nor be of any further force or effect.

      (e) The provisions of this Article 36 shall not apply (i) to any Senior Encumbrance or any conveyance, sale, transfer, assignment or other transfer of the Property (or any part thereof) in connection with a foreclosure or other enforcement thereof or deed in lieu of foreclosure thereof, (ii) to any conveyance, sale, transfer or assignment to any of Landlord's Affiliates, (iii) to a lease of the Property by Landlord, (iv) to the sale, transfer, assignment or other transfer of one or more beneficial, partnership or stock interests in Landlord, or (v) to a conveyance by Landlord of the Property by operation of law.

      (f) The right of first refusal pursuant to this Article 36 is personal to NEXMED (USA), INC. and may not be transferred or assigned to any assignee of this Lease or to any other party. The termination, cancellation, or surrender of this Lease shall terminate any right of Tenant pursuant to this Article.

            IN WITNESS WHEREOF, LANDLORD AND TENANT HAVE RESPECTIVELY EXECUTED THIS LEASE AS OF THE DATE AND YEAR FIRST ABOVE WRITTEN.

WITNESS:                                    TRAFALGAR HOUSE REAL ESTATE,
                                            a division of Trafalgar House
                                            Property, Inc.


/s/ [ILLEGIBLE]                             By:   /s/ W.J.B. Davies
----------------------------                   ---------------------------
Name:                                       Name: W.J.B. Davies
                                            Title: President

WITNESS:                                    NEXMED (USA), INC.

/s/ [ILLEGIBLE]                             By:    /s/ Y. Joseph Mo
----------------------------                   ---------------------------
Name:                                       Name: Y. Joseph Mo
                                            Title: President & CEO

                                                                      Schedule A

                                    The Land

            All that certain plot, piece or parcel of land situate, lying and being in the Township of Washington, Mercer County, New Jersey, commonly known as Mercer Corporate Park and designated as Lot 31, Block 41 on the Tax Map of Washington Township, consisting of 92.6 acres.

                                                                       Exhibit A

                          Floor Plan of Office Premises

                                [GRAPHIC OMITTED]

                                                                     Exhibit A-1

                        Floor Plan of Warehouse Premises

                                [GRAPHIC OMITTED]

                                                                     Exhibit B-1

                                   Definitions

            The following terms shall have the following meanings wherever used in this Lease:

            "Alteration" means any and every alteration, addition, construction or improvement of or to the Premises, other than Decorations.

            "Building Systems" means the plumbing, heating, ventilating, air conditioning, mechanical and electrical systems, installations, and facilities of the Building (exclusive of Tenant's supplemental, special or unique systems, installations or facilities).

            "City" means Robbinsville, Mercer County, New Jersey and/or any other municipality having jurisdiction over the Property, and any successor thereto.

            "Condemnation" (or to "Condemn") means any and every taking (temporary or permanent) for any public or quasi-public purpose, by any Government Entity by exercise of condemnation or eminent domain (or any transfer or conveyance by agreement in lieu thereof).

            "Corporate Park" means all of the improved and unimproved real property described in Schedule A together with any and all buildings, structures and improvements now or hereafter constructed thereon and together with any appurtenances thereto.

            "Damage" means any and all damage or destruction resulting from fire, flood or other casualty.

            "Decorations" shall mean any and all floor coverings, objects of art, wall and ceiling coverings, and other similar decorative items undertaken or installed by Tenant in the Premises.

            "Employee" means an officer, director or employee.

            "Encumbrance" means any and every lease, security interest, charge, covenant, restriction, lien, mortgage, or other encumbrance of any kind whatsoever.

            "Fees-And-Costs" means the reasonable fees, charges, disbursements and expenses of attorneys, architects, engineers, expert witnesses, contractors, consultants and other Persons.

            "force majeure" means the occurrence of any event which is beyond the reasonable control of Landlord or Tenant, as the case may be, including, without limitation, the inability to obtain building permits or other approvals from a Government Entity on a timely basis, unavailability of building materials, strikes and labor disruptions, unusual weather conditions, Acts of God, Acts of War, building moratoriums, sewer moratoriums, earthquake, flood or other natural disaster.

            "Government Entity" means the United States, the State, Mercer County, the City, and any and every other agency, department, commission, rule-making body, bureau, instrumentality and/or political subdivision of government of any kind whatsoever, now existing or hereafter created, now or hereafter having jurisdiction over the Property.

            "Hazardous Materials" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any federal, state or local environmental Legal Requirements. Substances or materials which are incorporated into generally available commercial products and which are required for the routine operation or maintenance of ordinary office machinery such as photocopiers, typewriters and microcomputers (for example, photocopier toner or ink, office equipment cleaning products and lubricating oil), shall not be deemed to be 'Hazardous Materials" under this Lease so long as they are stored, used and disposed of by Tenant in compliance with all applicable Legal Requirements.

            "Insurance Requirement" means any rule, regulation, code, or other requirement issued by any fire insurance rating bureau or any body having similar functions and/or any insurance company which has issued a policy of Required Insurance, as in effect from the date of this Lease through the Expiration Date.

            "Interest Rate" means a rate per annum equal to the lesser of: (x) 2% above the so-called "base rate" or "prime rate" (the "Prime Rate") of Citibank, N.A., or any successor thereto, as publicly announced at its principal office from time to time (or, if such rate shall cease to be quoted by Citibank, N.A.1 or any successor thereto, a publicly quoted referenced lending rate reasonably designated by Landlord which is comparable as an Indicator of interest rates to the Prime Rate); or (y) the maximum rate of interest, if any, which Tenant may legally contract to pay in the State.

            "Landlord's Affiliates" means: Landlord's Employees and/or any Person affiliated with Landlord through common ownership of stock, partnership or other beneficial interests, or through common management or control and which is engaged in the performance of services relating to the development, construction, management and/or operation of the Corporate Park.

            "Legal Proceeding" means every action, litigation, summary proceeding, arbitration, administrative proceeding, and other legal or equitable proceeding of any kind whatsoever.

            "Law" or "Legal Requirements" means each and every law, rule, regulation, order, ordinance, statute, requirement, code, or executive mandate of any kind whatsoever, present or future, issued by any Government Entity applicable to or affecting the Property, as well as the Conceptual Master Plan and The Developers Agreement, as each such term is defined in the Declaration.

            "Lien" means any and every lien or charge of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities, or any other things whatsoever.

            "Managing Agent" means the managing agent of the Property, as designated by Landlord from time to time, together with its successors and assigns. The Managing Agent may be Landlord or a Landlord Affiliate.

            "Person" means an individual person, corporation, partnership, trust, joint venture, proprietorship, estate or other incorporated or unincorporated enterprise, entity, or organization of any kind whatsoever.

            "Property" means, collectively, the Land and the Building and every part or portion thereof and all appurtenances thereto.

            "Property Employees" means all Employees of Landlord and other personnel who are directly involved with the operation, management, maintenance and repair of the Property.

            "Rent" or "Rents" means, collectively, Fixed Rent and Additional
Rent.

            "Restoration" (or "Restore") means and includes any and all repairs, restorations, rebuilding, reconstruction and replacements of every kind.

            "Senior Encumbrance" means any, some or all of the following, as the context requires; (x) any and every mortgage now a lien, or hereafter becoming a lien, upon the Land and/or the Building; and (y) any ground or underlying lease presently or hereafter in affect between Landlord, as lessee or tenant, and any owner of the Land and/or the Building.

            "State" means the State of New Jersey.

            "Tenant's Affiliates" means: Tenant's Employees and/or any Person affiliated with Tenant through common ownership of stock, partnership or other beneficial interests or through common management and control.

                                                                     Exhibit B-2

                         Assessments, Expenses and Taxes

            "Base Expenses" means all Expenses incurred by Landlord for calendar year 1998.

            "Base Taxes" means all Taxes incurred by Landlord for calendar year 1998.

            "Expenses" means all reasonable costs, fees and expenses and any taxes thereon, which Landlord pays or incurs in and for the operation, maintenance and repair of the Property including but not limited to: (a) water and water charges, water meter (if applicable) and steam, gas and any other fuel or utilities furnished to the common areas of the Property; (b) electricity furnished to the common areas of the Property and for the operation of Building Systems which serve the Property generally; (c) exterior wall and window cleaning and maintenance and all plaza, sidewalk, curb and other public area maintenance and cleaning; (d) landscaping, decoration and cleaning of grounds, sidewalks, parking lots, and other exterior areas of the Property; (e) rubbish and trash removal and recycling; (f) the purchase price or rental cost, as applicable, of all building and cleaning supplies, hand tools and materials; (g) fire, extended coverage, boiler and machinery, sprinkler apparatus, property damage, loss of rental, flood and plate glass, and other types of hazard insurance; public and other liability insurance; cost of fidelity bond premiums or insurance and any other insurance carried with respect to the Property (which is reasonable and not excessive); (h) wages, and benefits of Property Employees through the level of building manager; (i) worker's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such Property Employees; (j) charges for independent contractors (including attorneys accountants and auditors) performing work included within the definition of Expenses; (k) cost of permits or licenses for the operation of the Property or any equipment located therein and required by any Government Entity or pursuant to any Legal Requirements; (l) maintenance costs and expenses, and ordinary repairs, replacements and improvements, which are necessary or appropriate for the continued operation of the Property; (m) reasonable management fees or, if Landlord itself renders customary management services, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees in the county in which the Property is situated for office buildings similar to the Building; (n) blacktopping or other paving (or repaving) of parking areas, and painting or striping of such areas and snow removal from sidewalks and parking areas and from roofs and other areas of the Property; (o) any capital improvement made to the Building after the Commencement Date which is designed to reduce Operating Expenses, the cost of which shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance of such cost as may have been paid by Landlord on funds borrowed for the purpose of constructing said capital improvements.

            Notwithstanding anything to the contrary in the definition of Expenses in this Lease, Expenses shall not include the following: (a) costs of structural and roof repairs and replacements for the Building; (b) depreciation and amortization and other non-cash items such as reserves for bad debts and the like; (c) expenses incurred in leasing or procuring tenants (including, without limitation, lease or brokerage commissions, advertising expenses, and expenses of renovating or otherwise preparing space for tenants); (d) interest and amortization payments on any mortgage or mortgages and other financing charges including origination fees, points or prepayment charges; (e) rent or any other sums payable under any ground or underlying lease or leases; (f) compensation paid for clerks and attendants in concessions or newsstands operated by Landlord; (g) the cost of any service for which any tenant, including Tenant, for which tenant is charged directly; (h) the cost of installing, operating and maintaining a specialty improvement; (i) any cost or expense representing an amount paid to a related person or entity which is in excess of the amount which would be paid in the absence of such relationship; (j) any expenditures for which Landlord is entitled to be reimbursed (other than pursuant to a general operating cost pass through); (k) any expense paid or incurred by Landlord in connection with the operation, management, repair or maintenance of the Property which is not properly expensed in accordance with generally accepted principles of real estate accounting; (l) repairs to the extent that Landlord receives insurance proceeds therefore (or would have received such proceeds but for Landlord's negligence or willful act or failure to act); (m) increases in insurance premiums to the extent such increase is related to increased risks associated with the activities of any other tenant;
(n) the cost of any work or service supplied by Landlord consisting of work or services which are not provided to Tenant; (o) expenses resulting from the tortious conduct or gross negligence of Landlord, its agents or employees within the scope of their employment; (p) the cost of redecorating, refitting, or repairing, or special cleaning or other services or higher level of service not provided on a regular basis to other tenants of the Property; (q) costs associated with the operation of the business of Landlord, as opposed to costs specifically attributable to the operation of the Property; and (r) costs of any fines or penalties, or any interest thereon.

            "Operating Year" means each twelve (12) month period (or any portion thereof), commencing on January 1 and expiring on December 31 of each calendar year.

            "Taxes" means (a) all real estate taxes and sewer rents, rates and charges; and (b) general and special assessments for public improvements or benefits which are levied, assessed or imposed by the City, the County, the State, or any other Government Entity upon or with respect to the Building and/or the Land. ("Taxes" shall not include Landlord's federal, state or local income taxes nor franchise, gift, transfer, excise, capital stock, estate, succession, inheritance, mortgage, corporation, partnership or any gross receipts or profits taxes.)

            "Tax Year" means each twelve (12) month period (or any portion thereof), commencing on January 1 and expiring on December 31 of each calendar year or such other period as may be adopted as the fiscal year for real estate tax purposes by the City, from time to time.

                                                                       Exhibit C

                             Permitted Encumbrances

            The following are "Permitted Encumbrances" to which this Lease (and Tenant's estate hereunder) are and shall be subject and subordinate:

            1. any and all Senior Encumbrances now or at any time hereafter in effect or constituting liens on or against the Property;

            2. all zoning regulations and ordinances of the State or the city and all other laws of every kind whatsoever, whensoever enacted;

            3. utility company rights, licensee, and/or easements to maintain poles, lines, wires, towers, stations, cables, pipes, boxes and/or other fixtures or installations presently serving, crossing, existing, or granted on, under or with respect to the Property (none of which materially adversely affect Tenant's rights under this Lease);

            4. encroachments, overlaps, boundary line disputes and other matters which would be disclosed by an accurate survey and inspection of the Property.

                                                                       Exhibit D

                               Required Insurance

            The following is Required Insurance under this Lease:

            1. Comprehensive general commercial liability insurance containing the so-called "occurrence" clause (which shall include specifically the Premises and all streets, alleys, vaults, and sidewalks appurtenant to the premises) with coverage limits not less than:

             (a) bodily each occurrence:               $3,000,000

             (b) property damage each occurrence:      $3,000,000

subject to increases from time to time which are not in excess of increases for similar properties; and

            2. Insurance upon Tenant's property and fixtures which are not included in the basic construction of the Building or Landlord's Work in an amount equal to the full replacement value thereof, including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including fire, extended coverage, boiler, breakage of glass, sprinkler leakage, explosion, collapse, vandalism and malicious mischief); and

            3. Worker's compensation and employer's liability insurance:

                        (a) statutory worker's compensation including
                  occupational disease as required by Legal Requirements; and

                        (b) employer's liability insurance with minimum limits
                  approved by Landlord (not less than $500,000).

            4. Any other insurance coverages commercially available from time to time and reasonably requested by Landlord, which are then customarily obtained by tenants of properties similar to the Corporate Park.

                              Alterations Insurance

            The following coverages, with the following minimum limits of coverage, are "Alterations Insurance" for purposes of Section 10.4:

                  (a) Worker's compensation and employer's liability insurance:

                        (i) statutory worker's compensation including
                  occupational disease as required by Legal Requirements; and

                        (ii) employer's liability insurance with minimum limits
                  approved by Landlord (not less than $500,000).

                  (b) Comprehensive commercial general liability insurance with limits of:

                        (i) bodily injury:

                            each person                  $3,000,000

                            each occurrence              $3,000,000

                            aggregate completed
                            operations                   $3,000,000

                        (ii) property damage:

                            each occurrence              $3,000,000

                        (iii) coverage shall include also:

                              (A) personal injury groups A, B, C with employee
                        exclusion deleted.

                              (B) broad form property damage including all CU
                        hazards.

                              (C) independent contractors.

                              (D) blanket contractual liability.

                              (E) products liability and completed operations.

                  (c) Comprehensive automobile liability, including all owned, not-owned and hired vehicles with a $3,000,000 combined single limit.

                                                                       Exhibit E

       -------------------------------------------------------------------

                                    AGREEMENT

                                     between

                         TRAFALGAR HOUSE PROPERTY, INC.,

                                     Seller

                                       and

                               NEXMED (USA), INC.,

                                    Purchaser

       -------------------------------------------------------------------

                                    PREMISES:

                              MERCER CORPORATE PARK
                            MERCER COUNTY, NEW JERSEY

                                TABLE OF CONTENTS

Section and Title                                                        Page
-----------------                                                        ----

1.      Subject of Conveyance...............................................1

2.      Purchase Price......................................................2

3.      Title Matters.......................................................2

4.      Violations..........................................................3

5.      Assessments.........................................................4

6.      Apportionments......................................................4

7.      Tax Rate............................................................5

8.      Water and Gas Meter.................................................5

9.      Deed................................................................5

10.     Documents to be Delivered by Seller.................................5

11.     Deliveries by Purchaser.............................................7

12.     Title Search and Investigations; Inability to Convey................7

13.     Unpaid Taxes........................................................9

14.     Removal of Liens and Encumbrances..................................10

15.     Judgments and Unpaid Taxes.........................................10

16.     The Closing........................................................10

17.     Broker.............................................................10

18.     As Is..............................................................11

19.     Amendment; Assignment..............................................11

20.     Risk of Loss.......................................................12

21.     Seller's Representations...........................................12

22.     Purchaser's Representations........................................14

23.     Certain Covenants of Seller........................................15

24.     Breach.............................................................15

25.     Notices............................................................16

26.     Tax Reduction Proceedings; Rollback Tax Liability..................17

27.     Governing Law......................................................18

28.     No Waivers.........................................................18

29.     Invalidity.........................................................18

30.     Counterparts.......................................................18

31.     Deposit in Escrow..................................................18

32.     Reimbursement of Expenses..........................................21

33.     ISRA...............................................................22

34.     Development Agreements.............................................22

35.     Financing..........................................................22

36.     Miscellaneous......................................................23

                                    SCHEDULES

SCHEDULE A - THE LAND

SCHEDULE B - SCHEDULE OF LEASES

SCHEDULE C - SCHEDULE OF CONTRACTS

SCHEDULE D - APPROVALS

                                    EXHIBITS

EXHIBIT A - FORM OF DEED

EXHIBIT B - FORM OF BILL OF SALE

EXHIBIT C - FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

EXHIBIT D - FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

EXHIBIT E - FORM OF ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENTS

EXHIBIT F - FORM OF FIRPTA AFFIDAVIT

            AGREEMENT dated as of __________, ____, between TRAFALGAR HOUSE PROPERTY, INC., a Delaware corporation with offices c/o Jones Lang Wootton USA, One Battery Park Plaza, New York, NY 10004 ("Seller") and NEXMED (USA), INC., a Delaware corporation with offices at 6087 Triangle Drive, Commerce, CA 90040 ("Purchaser").

                              W I T N E S S E T H:

            WHEREAS, Seller is the owner of the Premises (as hereinafter defined); and

            WHEREAS, Seller desires to sell the Premises to Purchaser, and Purchaser desires to purchase the Premises from Seller, on the terms and conditions set forth in this Agreement,

            NOW THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration the parties agree as follows:

            1. Subject of Conveyance.

            The Seller hereby agrees to sell and convey, and the Purchaser hereby agrees to purchase, subject to all terms and conditions set forth in this
Agreement:

                  (a) those certain plots, pieces or parcels of land situate, lying and being in the County of Mercer, Township of Robbinsville and State of New Jersey, as described in Schedule A annexed hereto (the "Land"); and

                  (b) the building, open parking areas and improvements erected on the Land and commonly known as 350 Corporate Boulevard, Mercer Corporate Park Robbinsville, New Jersey 08691-1598 (the "Building"); and

                  (c) all appurtenances in and to the Land and the Building; and

                  (d) all right, title and interest, if any, of the Seller in and to those certain fixtures, equipment and other personal property affixed to or appurtenant to the Land and Building which are not the property of tenants of the Building or of other persons (the "Personal Property"); and

                  (e) all right, title and interest, if any, of the Seller in and to any land lying in the bed of any public street, road, alley, easement, right of way, water, water course, hereditament or avenue opened or proposed, in front of or adjoining said Land and Building (including strips and gores between the Land and abutting property), to the center line thereof.

(The foregoing properties, rights and interests set forth or described in sub-sections (i), (ii), (iii), (iv), (v) and (vi) of this Section 1, are hereinafter collectively referred to as the "Premises".)

            2. Purchase Price.

            The purchase price for the Premises is [TO BE PROVIDED BY SELLER] payable as follows:

                  (a) [10% OF PURCHASE PRICE] on the execution and delivery of this Agreement (that amount, together with any interest earned thereon, the "Deposit"), by (i) certified or official bank check drawn on or by a bank which is a member of the New York Clearing House Association to the order of Seller's attorneys, Morgan, Lewis & Bockius LLP(the "Escrow Agent"), or (ii) wire transfer of federal funds to a banking account designated by the Escrow Agent (to be held in escrow in accordance with Section 31); and

                  (b) the balance of the purchase price, after adjustments and apportionments as set forth in the settlement statement to be executed by the parties in connection with the Closing, shall be payable by Purchaser to Seller (or as otherwise directed by Seller) at the

Closing by one or more bank checks to not more than five (5) payees, as requested by Seller not less than two (2) days prior to the Closing; and/or (ii) by wire transfer of immediately available federal funds to not more than five
(5) bank accounts designated by Seller not less than two (2) business days prior to the Closing.

                  (c) Any interest earned on the Deposit shall be divided equally at the Closing between Seller and Purchaser; except that if this Agreement is terminated by Purchaser pursuant to Section 12 hereof, then all interest on the Deposit shall belong to the Purchaser.

            3. Title Matters.

            The Premises are sold and are to be conveyed subject to the following matters (the "Permitted Encumbrances"):

                  (a) Any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates as the same may be amended subsequent to the date hereof (collectively "Laws") affecting the Premises adopted by the United States, the State of New Jersey, the County of Mercer, and any and every other agency, department, commission, rule-inducing body, bureau, instrumentality and/or political subdivision of government of every kind whatsoever having jurisdiction thereof (each a "Government Entity"); and

                  (b) Encroachments, if any, of improvements (other than buildings) on any street or highway; provided same do not materially impair the value of the Premises or its continued use as it is being used on the date of this Agreement; and

                  (c) State of facts which a survey or physical inspection thereof would disclose provided the same does not render Seller's title unmarketable; and

                  (d) Subject to all other provisions of this Agreement, the Leases (as hereinafter defined) and the rights of tenants, subtenants and other parties in possession under the Leases as set forth on Schedule C annexed hereto and made a part hereof; and

                  (e) The Contracts (as hereinafter defined), and any replacements and renewals thereof (subject to apportionment as provided in this Agreement), if and to the extent the same are assumed by Purchaser, at its option, at Closing; and

                  (f) Real estate taxes, water and sewer charges, and all special assessments, assessments for improvements and other assessments, if any, which are not due and payable prior to the date of the Closing (subject to apportionment as provided in this Agreement); and

                  (g) The Rollback Tax Liability (as herein defined); and

                  (h) The Development Agreements (as herein defined); and

                  (i) Easements of record and rights of record of public utilities; and

                  (j) Covenants, restrictions, easements, reservations and agreements of record affecting the Premises; and

                  (k) Such other matters as any reputable title insurer licensed to do business in the State of New Jersey (the "Title Insurer") shall be willing, without special premium, to omit as exceptions to coverage.

            4. Violations.

            All violations or notes or notices of violations of law or municipal ordinances, orders or requirements (collectively, "Violations") noted or issued prior to the date of this Agreement, and all Violations noted or issued on or after the date of this Agreement which can be removed at a cost to Seller of

$10,000 or less, shall be removed by Seller, and the Premises shall be conveyed free of the same; provided, however, that Seller shall be entitled to an adjournment of the Closing for a period not exceeding 60 days for the purpose of removing such Violations. Seller shall not be obligated to remove, or take any action or incur any expense in connection with, any Violations noted or issued on or after the date of this Agreement which cannot be removed at a cost to Seller of $10,000 or less, and if any such Violations are noted or issued, unless Seller agrees, at its option, to remove such Violations, Purchaser shall have the right, at its option, to (a) terminate this Agreement and receive a refund of the Deposit, and upon such termination and refund this Agreement shall be deemed terminated and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement, and Purchaser shall have no rights of action against Seller, in law or in equity, for damages or specific performance; or (b) accept title to the Premises subject to the Violations, and waive the Violations, in which event Seller shall make the deliveries provided in this Agreement to Purchaser, to the extent Seller is able so to do, and Purchaser shall receive a credit of $10,000 against the purchase price to be paid at Closing.

            5. Assessments.

            If, at the date of the Closing, the Premises or any part thereof shall be or shall have been affected by any assessments or special assessments payable by its terms in installments, of which the first installment is then a charge or lien, or has been paid, (a) any such assessments or installments payable on or after the date of the Closing shall be the responsibility of Purchaser, and (b) any such assessments or installments payable prior to the date of the Closing shall be deemed an objection to title governed by the provisions of Section 12. If, at the date of the Closing, the Premises or any part thereof shall be or shall have been affected by any assessments or special installments payable by its terms in a lump sum or payable, at the option of the payor, in a lump sum or installments, any such assessments or installments (including any installments payable on or after the date of the Closing) shall be deemed an objection to title governed by the provisions of Section 12. The provisions of this Section shall survive the Closing.

            6. Apportionments.

                  (a) The following are to be apportioned as of the date immediately preceding the date of the Closing:

                  (b) Only to the extent that any existing Tenant has failed to vacate its premises prior to the Closing Date; Seller and Purchaser shall apportion all rents and additional rents due under the Leases ("Rents") as and when collected.

                  (c) Subject to Section 7, real estate taxes and assessments on the basis of the fiscal year for which assessed.

                  (d) Subject to Section 8, water and sewer charges and rents on the basis of the fiscal year for which assessed, unless the meters are read on the date of the Closing; provided, however, if any such charges or rents are payable by any tenant by the express terms of its Lease, such charges or rents shall not be apportioned.

                  (e) Subject to Section 8 utilities, including, without limitation, telephone, electricity (and any sales tax thereon) and gas, on the basis of the most recently issued bills therefor; unless the meters are read on the date of the Closing; provided, however, if any such charges or rents are payable by any tenant by the express terms of its Lease, such charges or rents shall not be apportioned.

                  (f) Any charges, advance payments and deposits paid or payable under the Contracts which Purchaser assumes at Closing, and which shall not have been terminated as of the Closing.

                  (g) Fees for Licenses and permits, to the extent actually transferred.

                  (h) Fuel (including sales tax), based on a reading and the current price therefor.

                  (i) Except as otherwise provided in this Agreement, the apportionments shall be made in accordance with the customs in respect to title closings in the jurisdiction where the Premises are located.

                  (j) Any errors in calculations or apportionments shall be corrected or adjusted as soon as practicable after the Closing.

                  (k) The provisions of this Section shall survive the Closing.

            7. Tax Rate. If the Closing shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation, subject to further and final adjustment when the tax rate is fixed for the year in which the Closing takes place. The provisions of this Section shall survive the Closing.

            8. Water and Gas Meter. If there are water or gas meters on the Premises, Seller shall furnish readings to a date not more than five days prior to the date of the Closing, and the unfixed meter charges and the unfixed sewer rents, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

            9. Deed. The deed to the Premises (the "Deed") shall be a bargain and sale deed, with covenant against grantor's acts in the form of Exhibit A attached hereto, and shall be duly executed and acknowledged so as to convey to Purchaser the fee simple of the Premises, free of all encumbrances other than Permitted Encumbrances, except as otherwise expressly set forth in this Agreement.

            10. Documents to be Delivered by Seller.

                  (a) At the Closing, Seller shall execute, acknowledge where appropriate and/or deliver the following:

                  (b) The Deed.

                  (c) All tax and information returns, and any transfer or documentary stamp taxes, required in connection with this transaction.

                  (d) A bill of sale in the form of Exhibit B attached hereto.

                  (e) An assignment of all leases in the form of Exhibit C attached hereto and made a part hereof (the "Assignment and Assumption of Leases").

                  (f) An assignment to Purchaser in the form of Exhibit D attached hereto and made a part hereof (the "Assignment and Assumption of Contracts"), of all of the interest of Seller in those Contracts which are in effect on the Closing Date and which Purchaser elects, at its option, or is required by the terms of this Agreement, to assume.

                  (g) An assignment to Purchaser in the form of Exhibit E attached hereto and made a part thereof (the "Assignment and Assumption of Development Agreements") of all of the interest of Seller in those Development Agreements which are in effect on the Closing Date.

                  (h) To the extent in Seller's possession or available to Seller at no cost or expense, original counterparts of all of the Leases, initialed by Purchaser, copies of all other Leases, certified by Seller as true and complete to the actual knowledge of Seller and initialed by Purchaser, and copies of all of the Contracts.

                  (i) Originals or copies of all applicable bills, invoices, fuel readings and lists required for the apportionments referred to in Section 6.

                  (j) To the extent they are then in Seller's possession or available to Seller at no cost or expense, copies of all Books and Records, and all Licenses and Permits.

                  (k) Possession of the Premises in the condition required by this Agreement, and all keys and combinations therefor; and

                  (l) Any other documents required by this Agreement to be delivered by Seller at the Closing or reasonably necessary to effectuate the transactions contemplated herein.

                  (m) An affidavit of title in form and substance reasonably satisfactory to Seller.

                  (n) A statement setting forth the purchase price with all adjustments and prorations shown thereon.

                  (o) A certified copy of a corporate resolution of the Board of Directors of Seller authorizing Seller to execute this Agreement and sell the Premises to Purchaser.

                  (p) The provisions of this Section shall survive the Closing.

            11. Deliveries by Purchaser.

                  (a) At the Closing, Purchaser shall execute, acknowledge where appropriate and/or deliver the following:

                  (b) Pay to Seller the portion of the purchase price referred to in Section 2(b), as adjusted for apportionments under Section 6; and

                  (c) Execute and deliver the Assignment and Assumption of Contracts, the Assignment and Assumption of Leases and the Assignment and Assumption of Development Agreements and assume Purchaser's obligations thereunder; and

                  (d) Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing; and

                  (e) Purchaser shall deliver a certified copy of the corporate resolution of its Board of Directors to execute this Agreement and purchase its share of the Premises; and

                  (f) Deliver any other document required by this Agreement to be delivered by Purchaser at the Closing or reasonably necessary to effectuate the transactions contemplated herein.

                  (g) The provisions of this Section shall survive the Closing.

            12. Title Search and Investigations; Inability to Convey.

                  (a) Purchaser shall, promptly after it executes this Agreement, order a title search of the Premises and conduct such investigations (collectively, "Investigations") of the Premises as Purchaser deems advisable, including, without limitation, Leases, Contracts, engineering, environmental, soil, licenses, permits, approvals, and all other information and matters which Purchaser deems advisable. Seller shall cooperate in all reasonable respects with Purchaser during the Investigation period and thereafter, including by giving Purchaser reasonable access to the Premises and all Books and Records and all other information pertaining to the Premises in the possession or within the control of Seller for the purpose of conducting the

Investigations. Purchaser shall provide Seller with reasonable notice prior to entering the Premises to conduct any Investigations and shall provide Seller with copies of its certificate of title, and title search or title reports (including, without limitation, the tax and any other searches ordered by Purchaser). Purchaser shall not perform any Investigations which damage any part of the Premises (except soil tests, provided any damage is repaired immediately, and, unless follow-up work is required, prior to the next Investigation). Seller shall have no obligations or liabilities to Purchaser in connection with the Investigations or the results of the Investigations. Purchaser shall indemnify, defend and hold harmless Seller from and against any claims, actions, proceedings, losses, liabilities, costs and expenses caused by or arising out of any Investigations, including, without limitation, reasonable attorneys' fees. The provisions of the immediately preceding two sentences shall survive the Closing, or the termination of this Agreement prior to the Closing.

                  (b) Purchaser shall have the right, at its option, at any time prior to 5:00 p.m. Eastern Standard Time on ______*/______, 1997 (the "Investigation Date"), to terminate this Agreement on account of the existence of an "Adverse Environmental Condition" (as herein defined) by giving notice to Seller and Escrow Agent of its intention to terminate this Agreement pursuant to this provision; and, upon receipt of such notice, the Escrow Agent shall refund the Deposit, (minus the sum of $100,000) to Purchaser and this Agreement shall be deemed cancelled, and neither party shall have any further obligation to the other under this Agreement, except for those obligations that are expressly stated to survive the cancellation or termination of this Agreement; except that Seller may retain the sum of $100,000 from the Deposit as liquidated damages. Purchaser shall notify Seller and the Escrow Agent promptly, but in any event not later than the Investigation Date, if Purchaser decides to terminate this Agreement or, alternatively, not to terminate this Agreement; provided, however, that unless Purchaser notifies Seller and the Escrow Agent on or prior to the Investigation Date of its intention to terminate this Agreement, Purchaser shall be deemed to have irrevocably decided not to terminate this Agreement. The term "Adverse Environmental Condition" shall mean a condition identified in writing by a reputable and duly licensed engineer subsequent to the completion of a "Phase One" environmental investigation which shall cost, in the professional opinion of such engineer, more than $25,000 to cure.

                  (c) Notwithstanding any provision of this Agreement to the contrary, if Seller shall be unable to convey the Premises in accordance with the terms of this Agreement, or if any other conditions to Purchaser's obligations under this Agreement shall not be satisfied, the sole obligation and liability of Seller shall be to direct the Escrow Agent to refund to Purchaser the Deposit, and to pay Purchaser's net cost of examining title, which cost is not to exceed the charges fixed by the local board of title underwriters and actually to be paid by Purchaser, and survey charges actually to be paid by Purchaser, which charges are not to exceed $5,000, whereupon this Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement; and Purchaser shall have no rights of action against Seller, in law or in equity, for damages or specific performance. Notwithstanding the foregoing, Purchaser shall have the right to accept such title as Seller can convey, and to waive any conditions to Purchaser's obligation under this Agreement, in which event Seller shall make the deliveries provided in this Agreement to Purchaser, to the extent that Seller is able so to do, and there shall be no reduction in the purchase price. Seller shall have no duty nor shall Seller be required to take any action, to institute any proceedings or to incur any expense in order to remedy or remove any objections to title, otherwise to render title in accordance with the terms of this Agreement, or to satisfy any other conditions to Purchaser's obligations under this Agreement; and if Seller shall elect not to take any action, institute any proceeding or incur any expense to remedy or remove any objection to title, otherwise to render title in accordance with the terms of this Agreement, or to satisfy any other conditions to Purchaser's obligations under this Agreement, then for the purposes of this Section, Seller shall be deemed unable to convey the Premises in accordance with the terms of this Agreement; provided, however, that if at the Closing there are any encumbrances or other matters affecting title to the Premises other than

----------
*/  Thirty (30) days from Contract Date.

Permitted Encumbrances ("Title Objections") which are of the nature that they are in a liquidated amount (such as mechanics liens, judgments or tax liens), Seller shall cause such Title Objections to be removed of record. Notwithstanding the foregoing, unless any Title Objections are voluntarily created by Seller (such as a mortgage), with respect to which no dollar limitation shall apply, Seller shall not be required to spend more than $10,000 in the aggregate in removing such Title Objection of record, and if such amount is insufficient, Seller shall not be required to take any action and Purchaser shall have the right, at its option, to (i) terminate this Agreement and receive a refund of the Deposit, and upon such termination and refund this Agreement shall be deemed terminated and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement, and Purchaser shall have no rights of action against Seller, in law or in equity, for damages or specific performance; or (ii) accept such title as Seller can convey, and to waive all Title Objections, in which event Seller shall make the deliveries provided in this Agreement to Purchaser, to the extent that Seller is able so to do, and Purchaser shall receive a credit against the purchase price of $10,000 at Closing. The acceptance of the Deed by Purchaser shall be deemed a full performance and discharge of every agreement and obligation of Seller to be performed under this Agreement, except those, if any, which are specifically stated in this Agreement to survive the Closing. Unless otherwise specifically stated, no obligations, liabilities, representations or warranties of Seller or Purchaser shall survive the Closing. Purchaser shall be responsible for all charges and premiums in connection with its title report and search, title insurance policy and survey, if any (except as otherwise provided herein), and Investigations, and any sales tax (and sales tax return) required in connection with the transaction contemplated by this Agreement. Except as set forth in Section 19, Seller shall be responsible for all real estate transfer and documentary stamp taxes required in connection with the transaction contemplated by this Agreement. The provisions of this Section shall survive the Closing.

            13. Unpaid Taxes.

            The amount of any unpaid taxes and assessments, water charges, and sewer rents, if any, which Seller is obligated to pay and discharge, with interest and penalties thereon to a date not less than four business days after the date of the Closing, may, at the option of Seller, be allowed to Purchaser out of the purchase price, provided official bills therefor with interest and penalties thereon figured to said date are furnished by Seller at the Closing.

            14. Removal of Liens and Encumbrances.

            If at the date of the Closing there are any liens or encumbrances which Seller elects to pay and discharge, Seller may use any portion of the purchase price to satisfy the same, provided Seller shall simultaneously either deliver to Purchaser at the Closing instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments, or, provided that Seller has made arrangements with Purchaser's title insurance company at or before the Closing, Seller shall deposit with said company sufficient monies to insure the obtaining and recording of such satisfactions and the issuance of title insurance to Purchaser free of such liens and encumbrances. Purchaser, if request is made within a reasonable time prior to the date of the Closing, agrees to provide at the Closing no more than five separate certified or official bank checks or federal funds wire transfers as requested, for all or part of the purchase price, to facilitate the satisfaction of any such liens or encumbrances or for any other reason. The existence of any such liens and encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

            15. Judgments and Unpaid Taxes.

            If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Purchaser an affidavit stating that such judgments, bankruptcies or other returns are not against Seller. Unpaid franchise taxes of any corporation in the chain of the title to the Premises shall not be objections to title if Purchaser's title insurance company will insure Purchaser against collection of such taxes out of the Premises. If Purchaser's title insurance company will not insure Purchaser against collection of such taxes out of the Premises, Seller may be required to post such bond or have moneys held in escrow as title insurance company may require.

            16. The Closing.

            The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the office of Seller's counsel, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178, at 10:00 A.M. on [TO BE INSERTED BY SELLER] (Notwithstanding the foregoing, at either party's election, the transactions may be closed in escrow with Purchaser's title insurer acting as the escrow agent on terms to be mutually agreed upon.) Time will be of the essence for the closing to occur on [TO BE INSERTED BY SELLER].

            17. Broker.

            Purchaser and Seller each represent and warrant to the other that they dealt with no broker in connection with, nor has any broker had any part in bringing about, this transaction other than Fennelly Associates, Inc. and Jones Lang Wootton USA (collectively, the "Broker"). Seller shall pay the brokerage commission due to the Broker in accordance with a separate agreement. Purchaser and Seller shall each indemnify, defend and hold harmless the other from and against any claim by any broker or other person for a commission or other compensation in connection with this transaction if such claim is based in whole or in part upon any act of the indemnifying party or its representatives, and from all losses, liabilities, costs and expenses in connection with such claim, including, without limitation, reasonable attorneys' fees. The provisions of this Section shall survive the Closing, or the termination of this Agreement prior to the Closing.

            18. As Is.

            All understandings and agreements heretofore had between the parties hereto are merged in this Agreement, which alone fully and completely expresses their agreement. This Agreement is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this Agreement, made by the other. Purchaser covenants that on or before ____**/_____, ______ it will inspect the Premises, the Buildings constituting part of the Premises, the uses thereof, the environmental condition thereof, the state of title to the Premises, and the fixtures, equipment and personal property included in this sale, to its satisfaction, that it will have independently investigated, analyzed, and appraised the value and profitability thereof, that it will have received and/or reviewed the Leases (and Lease files), the Contracts, all licenses, permits and approvals with respect to the Premises and their use, and all other documents referred to herein, that it will be thoroughly acquainted with all of the foregoing, and that, subject to the provisions of Section 12(b), it agrees to take title to the Premises "AS IS" and in their condition existing on **, ____ subject to reasonable use, wear, tear and exposure to the elements between **, ____ and the date of the Closing. Purchaser expressly acknowledges that, except as expressly provided herein, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound by in any manner, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Leases, the Contracts, any licenses, permits, approvals or other documents referred to herein, or the Premises, the fixtures, equipment and personal property located therein, the physical condition, environmental condition, state of title, income, expenses or operation thereof, or any other matter or thing with respect thereto. The provisions of this Section shall survive the Closing.

            19. Amendment; Assignment.

            This Agreement may not be changed or terminated orally or in any manner other than by a written agreement executed by the party to be charged. The provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective

----------
**/  Thirty (30) days from Contract Date.

heirs, executors, personal representatives, administrators, successors and assigns. Purchaser shall not sell, assign or otherwise transfer this Agreement or purchaser's interest under this Agreement without the express written consent of Seller, and any purported sale, assignment or other transfer made without said consent shall be void and of no force and effect; provided, however, that Purchaser may assign this Agreement without the consent of Seller but upon prior notice to Seller to any entity controlling, controlled by or under common control with Purchaser whose financial condition is reasonably acceptable to Seller. In the event that Purchaser sells, assigns or otherwise transfers this Agreement or Purchaser's interest in this Agreement, Purchaser shall pay all real estate transfer and documentary stamp taxes, and all other charges, taxes and fees due in respect of such sale, assignment or transfer, file all returns required to be filed in connection therewith, and indemnify, defend and hold harmless Seller from and against any claims, actions, proceedings, losses, liabilities, costs and expenses incurred by Seller as a result of the failure of Purchaser to pay such taxes, charges or fees or file such returns. The provisions of this paragraph shall survive the Closing.

            20. Risk of Loss.

            If prior to the Closing any Material Portion of the Premises (as hereinafter defined) shall be taken by condemnation or eminent domain or damaged or destroyed by fire or other casualty, either party shall have the right to cancel this Agreement by giving notice to the other party within 15 days following notice of the taking or fire or other casualty. If either party shall give that notice, Seller shall direct the Escrow Agent to refund to Purchaser the Deposit, whereupon this Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities hereunder, except those that are expressly stated to survive the cancellation or termination of this Agreement; and neither party shall have any rights of action against the other, in law or in equity, for damages or specific performance. If an immaterial portion of the Premises shall be taken by condemnation or eminent domain or damaged or destroyed by fire or other casualty, or if a Material Portion of the Premises is taken or damaged by fire or other casualty and neither party cancels this Agreement, Purchaser shall purchase the Premises in accordance with this Agreement and the purchase price shall not be reduced (except that at the Closing Purchaser shall receive a credit against the purchase price in the amount of Seller's insurance "deductible" or "co-insurance payment"), but Seller's rights to (i) any award resulting from such taking, or
(ii) any insurance proceeds resulting from such fire or other casualty (less any sums expended by Seller for repair and restoration), shall be assigned by Seller to Buyer at the Closing. A "Material Portion of the Premises" (a) shall be deemed to have been taken by condemnation or eminent domain, if the portion taken equals or exceeds 20 percent of the Premises, and (b) shall be deemed to have been damaged or destroyed by fire or other casualty, if the cost of repair and restoration shall be estimated by a contractor selected by Seller to exceed $50,000. Seller and Purchaser waive the provision of any law of the State of New Jersey applicable to the subject matter of this Section, and agree that their respective rights in the event of a taking or damage or destruction shall be governed by this section.

            21. Seller's Representations.

                  (a) Seller represents and warrants to Purchaser, as follows:

                  (b) Seller is duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

                  (c) Seller is duly and legally authorized by all requisite corporate action to enter into this Agreement and to sell, transfer and convey the Premises.

                  (d) The person executing this Agreement on behalf of Seller is a duly authorized representative of Seller and has full power and authority to execute this Agreement on behalf of Seller. Seller has all requisite power and authority to sell the Premises to Purchaser and to execute this Agreement and the other documents and instruments contemplated hereby; and to the best of Seller's knowledge, except as provided in this Agreement, the performance of Seller's duties hereunder or thereunder do not require Seller to obtain any authorizations, consents or approvals, licenses, exemptions from or filings or registrations with any person, entity, court, executive or legislative body, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which have not been obtained by Seller or otherwise waived.

                  (e) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable in accordance with the terms of this Agreement. Seller's performance of its duties and obligations under this Agreement and the transfer documents contemplated hereby will not conflict with, or result in a breach of or default under, any provision of any of Seller's organizational documents any agreements, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller is a party or by which its assets are or may be bound.

                  (f) Attached hereto as Schedule B is a Schedule of all leases (and all subleases entered into by any tenants under the leases of which Seller has actual knowledge) of space at the Premises, and all other occupancy agreements with respect to any portion of the Premises of which Seller has actual knowledge (hereinafter collectively called the "Leases") on the date of this Agreement.

                  (g) Attached hereto as Schedule C is a list of all service contracts, equipment leases, maintenance contracts, supply contracts, management agreements and other material agreements (hereinafter collectively called the "Contracts") which pertain to or affect the Premises or any part thereof on the date of this Agreement.

                  (h) There are and shall at the Closing be no employees, and no employment agreements or contracts or union agreements or contracts, oral or written, which pertain to or affect the Premises or any part thereof

                  (i) There are no actions, suits or proceedings currently pending or, to Seller's actual knowledge, threatened, which if successful would adversely affect Purchaser's right, title and interest in and to the Premises.

                  (j) Seller has received no written notice of any violation of any law with respect to the Premises which remains uncured on the date of this Agreement.

                  (k) Seller has received no written notice of any pending or threatened condemnation or eminent domain proceeding with respect to the Premises or any part thereof

                  (l) Seller has received no written notice of any actual or proposed assessments or special assessments against the Premises, other than annual real estate taxes.

                  (m) With respect to any representations or warranties of Seller contained in this Agreement that are qualified to the extent of Seller's "knowledge" or words of like meaning, "knowledge" shall mean the actual knowledge of Ms. Ronnie Ragoff, a Director of Jones Lang Wootton USA.

                  (n) Notwithstanding anything to the contrary contained herein or in any of the closing documents, Seller shall not be liable for, and Purchaser shall not be entitled to exercise any right or remedy or to assert any claim against Seller with respect to, any breach of any representation or warranty made by Seller herein with respect to any Lease if and to the extent Seller delivers an estoppel certificate from the tenant under the Lease expressly affirming such representation or warranty; and in such event such representation or warranty shall be deemed not to have been made by Seller.

            22. Purchaser's Representations.

                  (a) Purchaser represents and warrants to Seller, as follows:

                  (b) Purchaser is a corporation duly organized and validly existing in good standing in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as currently conducted .

                  (c) This Agreement, when duly executed and delivered, will be the legal, valid and binding obligation of Purchaser enforceable in accordance with the terms of this Agreement. Purchaser is duly and legally authorized to enter into this Agreement, and has complied with all laws, rules, regulations, and agreements to which it may be subject. The undersigned representative of Purchaser is duly authorized to act on behalf of and to bind Purchaser to the terms of this Agreement.

                  (d) Purchaser's performance of its duties and obligations under this Agreement will not conflict with, or result in a breach of or default under, any agreements, instruments, decrees, judgments, injunctions, order, writs, laws, rules or regulations, or any determination or award of any arbitrator, to which Purchaser is a party or by which its assets are or may be bound.

                  (e) Purchaser acknowledges that at the Closing the Purchaser will have inspected the Premises and will be fully familiar with the physical condition and state of repair of the Premises and the Buildings and is taking the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and exposure to the elements between now and the Closing Date, without any reduction in the purchase price for any change in such condition by reason thereof subsequent to the date of this Agreement.

            23. Certain Covenants of Seller.

                  (a) Seller covenants that between the date of this Agreement and the Closing:

                  (b) Seller shall not modify or amend any Contract in any material respect or enter into any new Contract unless the same is terminable without penalty by Seller on or prior to the Closing.

                  (c) Seller shall maintain in full force and effect until the Closing Seller's casualty insurance policies.

                  (d) Seller shall not enter into any new lease or modify, amend, renew or extend any existing Lease.

                  (e) If any space is vacant on the Closing Date, Purchaser shall accept the Premises subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any provision of this Agreement, which time shall be of the essence.

                  (f) Between the date of this Agreement and the date of Closing, Seller will perform its obligations under the Leases, Contracts and Permitted Encumbrances.

                  (g) Between the date of this Agreement and the date of Closing, Seller will not voluntarily encumber the Premises.

            24. Breach.

                  (a) If for any reason Purchaser breaches any representation, warranty or agreement under this Agreement, Seller, as and for its sole remedy arising out of such breach, shall be entitled to terminate this Agreement upon notice to Purchaser and Escrow Agent shall promptly deliver the Deposit to Seller. Upon Seller's receipt of the Deposit, neither party shall have any further obligations under this Agreement.

                  (b) If for any reason other than a willful failure to convey the Premises in accordance with this Agreement, Seller shall fail to comply with any representation, warranty or agreement under this Agreement, then Purchaser, as and for its sole remedy arising out of such breach, shall have the right to terminate this Agreement upon notice to Seller, in which event the Deposit shall be returned by Escrow Agent to Purchaser and neither party shall thereafter have any further obligations under this Agreement. In the event that Seller willfully fails to convey the Premises in accordance with this Agreement, Purchaser shall be entitled, at its option, to (i) terminate this Agreement upon notice to Seller, in which event the Deposit shall be returned by Escrow Agent to Purchaser and neither party shall thereafter have any further obligations under this Agreement; (ii) commence an action against Seller seeking specific performance of Seller's obligations under this Agreement; or (iii) pursue all of its remedies at law or in equity.

            25. Notices.

            All notices, demands, requests or other communications required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given if delivered by hand or sent by (a) registered or certified mail, postage prepaid, return receipt requested, (b) reputable overnight delivery service, or (c) telecopy, as follows:

                      If to Seller:

                      Trafalgar House Property, Inc.
                      375 Phillips Boulevard
                      Trenton, NJ   08618
                      Attention: Mr. W. J. B. Davies
                      Telephone: 609-883-2006
                      Fax:  609-883-8544

                      with a copy to:

                      Jones Lang Wootton USA
                      One Battery Park Plaza
                      New York, NY   10004
                      Attn:  Ms. Ronnie Ragoff
                      Telephone: 212-612-7744
                      Fax:  212-612-7735

                      with a copy to Seller's counsel:

                      Morgan, Lewis & Bockius
                      101 Park Avenue
                      New York, New York  10178
                      Attention:  Mario J. Suarez, Esq.
                      Telephone:  (212) 309-6000
                      Fax:  (212) 309-6273

                      If to Purchaser:

                      NexMed (USA), Inc.
                      6087 Triangle Drive
                      Commerce, CA 90040
                      Attention:  Mr. Y. Joseph Mo
                                  President

                      with a copy to Purchaser's counsel:

                      Drinker, Biddle & Reath
                      105 College Road East
                      Suite 400
                      Princeton, NJ 08540
                      Attention:  Richard Goldman, Esq.

                      Telephone:  (609) 497-7050
                      Fax:  (609) 921-2265

Any party may, by notice given in accordance with this Section, designate a different address for notices, demands, requests or other communications. Notices, demands, requests and other communications shall be deemed given on the date the same is received as evidenced by a receipt or an acknowledgment of receipt (and the failure of a party to accept a communication shall be deemed receipt).

            26. Tax Reduction Proceedings; Rollback Tax Liability

            26.1 Seller shall have the right to prosecute and continue to prosecute subsequent to the Closing any pending tax certiorari proceedings for the tax year in which the Closing occurs and all prior tax years. Any refunds obtained for any tax years prior to the tax year in which the Closing occurs, net of the expenses incurred in obtaining such refunds, shall be paid to Seller. Any refund obtained for the tax year in which the Closing occurs, net of the reasonable expenses incurred in obtaining such refund, shall be paid to Purchaser to the extent of the amount thereof which is payable to the tenants under the Leases (and Purchaser shall make the required refunds to such tenants), and the balance thereof, if any, shall be apportioned to the date preceding the date of the Closing, with any portion thereof allocable to periods subsequent to the date preceding the date of the Closing to be paid to Purchaser and the remainder to be paid to Seller. The provisions of this Section shall survive the Closing.

            26.2 Seller shall not be responsible for, and Purchaser shall be solely responsible for, any so-called "rollback tax" liability resulting from the withdrawal of the Premises (or any part thereof) from tax-abated status under the Farmland Assessments Act of 1964, as supplemented and amended to the date hereof, pertaining to the Tax Year in which the rollback becomes effective and all prior years. Accordingly, there shall be no apportionment of rollback taxes and all such taxes shall be borne by Purchaser. This Section shall survive the Closing.

            27. Governing Law.

            Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the law of the State of New Jersey. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            28. No Waivers.

            No waiver by either party of any failure or refusal to comply with any obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

            29. Invalidity.

            If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of the Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

            30. Counterparts.

            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

            31. Deposit in Escrow.

            Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered the Deposit to the Escrow Agent to be held in escrow by the Escrow Agent on the following terms and conditions:

                  (a) The Deposit shall be deposited in a money market account in Citibank, N.A.

                  (b) The Escrow Agent shall deliver the Deposit to Seller or to Purchaser, as the case may be, upon the following conditions:

                  (c) The Deposit to Seller, at the Closing or

                  (d) the Deposit to Seller, upon receipt of written demand therefor signed by Seller, stating that Purchaser has defaulted in the performance of its obligations under this Agreement and Seller has terminated this Agreement on account of said default of Purchaser, provided, however, the Escrow Agent shall not honor such demand in either case until not less than 10 days after the date on which the Escrow Agent shall have provided (in the manner set forth above for the giving of notices) a copy of such demand to Purchaser, nor thereafter if during such 10-day period the Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of this Section; or

                  (e) the Deposit to Purchaser, upon receipt of written demand therefor signed by Purchaser, stating that (a) this Agreement has been terminated and that Purchaser is entitled under this Agreement to the return of the Deposit (except that Seller may retain $100,000 to the extent permitted in accordance with Section 12(b) of this Contract), or (b) Seller has defaulted in the performance of its obligations under this Agreement and Purchaser has terminated this Agreement on account of said default of Seller; provided, however, that the Escrow Agent shall not honor such demand in either case until not less than 10 days after the date on which the Escrow Agent shall have provided (in the manner set forth above for the giving of notices) a copy of such demand to Seller, nor thereafter if during such 10-day period the Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of this Section.

                  (f) Any notice, demand or request to the Escrow Agent shall be sufficient only if received by the Escrow Agent within the applicable time period set forth herein, if any. Notices, demands and requests to the Escrow Agent shall be given to it at 101 Park Avenue, New York, New York 10178, Attention Mario J. Suarez, Esq. in the manner aforesaid. Notices, demands and requests from the Escrow Agent to Seller or Purchaser shall be given to them at their respective addresses first set forth above, in the manner aforesaid.

                  (g) Upon receipt of a written demand for the Deposit made by Purchaser or Seller pursuant to Section 31(b), the Escrow Agent shall promptly provide a copy thereof (in the manner set forth above for the giving of notices) to the other party. The other party shall have the right to object to the delivery of the Deposit by providing the Escrow Agent with written notice of objection within 10 days after the date of the Escrow Agent's providing of such copy to the other party, but not thereafter. Upon receipt of such notice of objection, the Escrow Agent shall promptly provide a copy thereof (in the manner set forth above for the giving of notices) to the party who made the written demand.

                  (h) If (i) the Escrow Agent shall have received a notice of objection as provided for in Section 31(d) and within the time therein prescribed, or (ii) any other disagreement or dispute shall arise between or among any of the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then and in any such event, the Escrow Agent shall refuse to comply with any claims or demands on it and continue to hold the Deposit until the Escrow Agent receives either (A) a written notice signed by both Seller and Purchaser directing the disbursement of the Deposit, or (B) a final order, which is not (or is no longer) appealable, of a court of competent jurisdiction, entered in a proceeding in which Seller, Purchaser and the Escrow Agent are named as parties, directing the disbursement of the Deposit, in either of which events the Escrow Agent shall then disburse the Deposit in accordance with said direction. The Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands until and unless it has received a direction of the nature described in clause (A) or clause (B) of this Section 31(e). In no event shall either Seller or Purchaser have any right to prohibit or object to the Escrow Agent drawing the full amount of the Deposit pursuant to the provisions of Section 31(b), and the Escrow Agent shall have no liability whatsoever in connection with such drawing, notwithstanding an objection by either Seller or Purchaser. If, however, the Escrow Agent is prohibited from drawing the full amount of the Deposit pursuant to an order of any court, then the Escrow Agent shall have no obligation to take any action with respect to such order and shall have no liability for the failure or refusal to draw the full amount of the Deposit. Notwithstanding the foregoing provisions of this Section 31(e), the Escrow Agent shall have the following rights:

                  (i) if the Escrow Agent shall have received a written notice signed by either Seller or Purchaser advising that a litigation between Seller and Purchase over entitlement to the deposit has been commenced, the Escrow Agent may, on notice to Seller and Purchaser, deposit the Deposit with the clerk of the court in which said litigation is pending;

                  (j) the Escrow Agent may, on notice to Seller and Purchaser, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Escrow Agent, including, without limitation, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.

                  (k) Upon the taking by the Escrow Agent of any action permitted by this Section, the Escrow Agent shall be released of and from all liability hereunder except for any gross negligence or willful default. Except as otherwise provided in this Section, all costs and expenses incurred by the Escrow Agent in performing its duties as the Escrow Agent, including, without limitation, attorneys' fees (either paid to retained attorneys or amounts representing the fair value of legal services rendered to or for itself) shall be borne by whichever of Seller or Purchaser is the losing party.

                  (l) The Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatever for (i) the sufficiency, correctness, genuineness, collection or validity of any instrument deposited with it, (ii) the form of execution of such instruments, (iii) the identity, authority or rights of any person executing or depositing the same, (iv) the terms and conditions of any instrument pursuant to which the parties may act, or
(v) the loss of the Deposit (due to early presentation for payment or otherwise), except for its gross negligence or willful default.

                  (m) The Escrow Agent shall not have any duties or responsibilities except those set forth in this Section, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by the Escrow Agent to be genuine, and the Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, except that this will not relieve the Escrow Agent of liability for its gross negligence or willful default.

                  (n) The terms and provision of this Section shall create no right in any person, firm or corporation other than the parties hereto and their respective successors and assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

                  (o) Purchaser hereby acknowledges that (i) the Escrow Agent has represented Seller in connection with this Agreement, (ii) the Escrow Agent may continue to represent Seller in connection with this Agreement and the transactions contemplated by this Agreement, and (iii) if any dispute or litigation arises under this Agreement (including, without limitation, any dispute or litigation involving the Deposit), the Escrow Agent may represent Seller in connection therewith.

                  (p) The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the term of this Section.

            32. Reimbursement of Expenses.

            If any litigation arises under this Agreement with respect to the Deposit, notwithstanding any provision of this Agreement to the contrary (including, without limitation, any provision limiting the liability of Seller or Purchaser), all reasonable costs and expenses of the litigation (including, without limitation, the reasonable attorneys and witness fees paid or payable by the other party) shall be borne by whichever of Seller or Purchaser is the losing party.

            33. ISRA.

            Seller shall provide to Purchaser at or prior to Closing either (i) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") stating the Premises is not subject to the Industrial Site Recovery Act (N.J.S.A.13:1K-6 et. seq.) and the Spill Compensation and Control Act, N.J.S.A. ss. 58:10-23 et seq. or (ii) a negative declaration stating that there has been no discharge of hazardous substances or wastes on the site or that any such discharge has been cleaned up in accordance with the procedures of the NJDEPE and that no hazardous substances or wastes remain at the Personal Property.

            34. Development Agreements.

            34.1 The parties acknowledge that the Premises are subject to a certain Developer's Agreement dated as of December 28, 1989 by and among The Township of Washington, The Planning Board of the Township of Washington, and Seller, as amended. The Purchaser further acknowledges that the Premises is subject to certain Federal, State and local permits, permissions and approvals (in this Section, the "Approvals") pertaining to the use and development of the Premises. All of the Approvals known to Seller are identified in Schedule D to this Agreement. (The Development Agreements, as amended, and the Approvals referred to herein are collectively referred to as the "Development Agreements".)

            34.2 On the Closing Date, the Seller will assign to the Purchaser and the Purchaser will assume from the Seller all of the Seller's obligations under the Development Agreements and the Seller's obligations under other development agreements approved by Purchaser, such assignment and assumption to be evidenced by an instrument captioned "Assignment and Assumption of Development Agreements and Approvals" in the form set forth in Exhibit E to this Agreement.

            34.3 The Development Agreements shall be a Permitted Encumbrance under this Agreement.

            34.4 The provisions of this Section 34 shall survive the Closing.

            35. Financing(1)

            35.1 The obligations of Purchaser under this Agreement are subject to and

----------

(1) This Section 35 is only applicable if the prospective sale of the Premises to a third party provides for a financing contingency.

expressly conditioned upon the receipt by Purchaser, on or before _____*/_______, ____, of a commitment (the "Commitment") for a loan on the following terms, whether or not conditional upon any factors other than an appraisal satisfactory to the lender: The principal amount of such loan shall be at least [TO BE INSERTED BY SELLER] interest shall accrue and be payable on such loan at an annual rate of no more than eight and 50/100 percent (8.50%); the term of such loan shall be not less than 20 years, and such loan shall be secured by a first priority mortgage on the Premises.

            35.2 Promptly after the execution and delivery of this Agreement, Purchaser shall (i) make application for such loan, (ii) furnish accurate and complete information to the lender, (iii) pay all fees, points and charges required in connection with such application and loan, (iv) pursue such application with due diligence, and (v) cooperate in good faith with such lender to obtain the Commitment. Purchaser shall provide Seller with the name of each lender to which Purchaser has made application for the loan and otherwise keep Seller informed and fully apprised of the status of the application. Purchaser shall give Seller immediate notice of the obtaining of the Commitment.

            35.3 If Purchaser does not receive the Commitment on or before ____*____, ____, Purchaser shall have the right to cancel this Agreement by giving notice to Seller on or before (the "Financing Contingency Date"); provided that, upon receipt of such notice, Seller shall have the right, but not the obligation, to provide the Commitment itself, by providing the Commitment and giving notice to Purchaser on or before the Financing Contingency Date. If Seller provides the Commitment and notice on or before the Financing Contingency Date, Purchaser shall not have the right to cancel this Agreement and Purchaser shall purchase the Property in accordance with this Agreement. If Seller does not provide the Commitment and Notice on or before the Financing Contingency Date, Seller shall permit the Escrow Agent to refund to Purchaser the Deposit, whereupon this Agreement shall be deemed cancelled and the parties hereto shall be released of all obligations and liabilities under this Agreement, except those that are expressly stated to survive the cancellation or termination of this Agreement; and neither party shall have any other rights of action against the other at law or in equity, for damages or for specific performance. If Purchaser shall not give that notice, Purchaser shall be deemed to have waived its right to cancel this Agreement pursuant to this Section.

            36. Miscellaneous.

                  (a) The captions or paragraph titles contained in this Agreement are for convenience and reference only and shall not be deemed a part of the text of this Agreement.

                  (b) The word "person" shall mean any natural person, partnership, corporation or any other form of business or legal entity. If the Purchaser consists of more than one person, the obligations of the persons constituting the Purchaser shall be joint and several.

                  (c) No provision, covenant, representation or warranty contained in this Agreement shall survive the delivery of the deed except as may be otherwise expressly provided herein. Acceptance of the deed is an acceptance of all of the obligations of the Seller hereunder except such as may be expressly required to survive the Closing under this Agreement.

                  (d) Each party shall bear responsibility for all costs and expenses, including attorneys' fees, appraisals, and engineering studies incurred by each of them in the course of the negotiation, execution, delivery and performance of this Agreement and all documents, instruments and agreements entered into or delivered in connection with this Agreement.

                  (e) By entering into this Agreement neither party intends to benefit any other person; and no person who is not a party to their Agreement shall have any right or claim

----------
*/  To be inserted by Seller.

against a party under, derived from or in any way relating to this Agreement or any closing document.

                  (f) The parties have executed a side letter (the "Side Letter") on the date hereof providing for the reimbursement by Purchaser of certain costs to be incurred by the Seller in connection with the relocation of Trafalgar House Property, Inc. Purchaser's obligation under the Side Letter are independent of Purchaser's rights and obligations under this Agreement and shall not be affected by Purchaser's cancellation of this Agreement.

                  (g) TO THE EXTENT PERMITTED BY APPLICABLE LAWS, EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ALL CLAIMS IT MAY NOW HAVE OR WHICH IT MAY HEREAFTER HAVE THE RIGHT TO ASSERT AGAINST THE OTHER PARTY.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

                                     SELLER

                                     TRAFALGAR HOUSE PROPERTY, INC.


                                     By: _______________________________
                                     Print Name: _______________________
                                     Title: ____________________________

                                     PURCHASER

                                     NEXMED (USA), INC.


                                     By: _______________________________
                                     Print Name: _______________________
                                     Title: ____________________________

The Escrow Agent hereby agrees
to the escrow provisions of
Section 31.

MORGAN, LEWIS & BOCKIUS

By: ___________________________
     Mario J. Suarez, Partner

                                   SCHEDULE A

                                    THE LAND

            All that certain plot, piece or parcel of land situate, lying and being in the Township of Washington, Mercer County, New Jersey, commonly known as Mercer Corporate Park and designated as Lot 31, Block 41 on the Tax Map of Washington Township, consisting of 92.6 acres.

                                   SCHEDULE B

                               SCHEDULE OF LEASES

1.      ____________________________________________________________________

___________________________________________________________________________.

2.      ____________________________________________________________________

___________________________________________________________________________.

3.      ____________________________________________________________________

___________________________________________________________________________.

                                   SCHEDULE C

                              SCHEDULE OF CONTRACTS

The following Contracts are in effect on a month-to-month basis:

1.    Contract between Seller and _______________________.

2.    Contract between Seller and _________________________.

Seller proposes to cancel these contracts prior to Closing.

                                   SCHEDULE D

                                    APPROVALS

                                    EXHIBIT A

                                  FORM OF DEED

                                                          This Deed was prepared
                                                              by Mario J. Suarez

                                                           _____________________
                                                                       Signature

                                      DEED

            This Deed is made as of _____________, 1997, between

                  TRAFALGAR HOUSE PROPERTY, INC., a Delaware corporation with an address at 375 Phillips Boulevard, Trenton, NJ 08618 ("Grantor"); and

                  _____________________________________________________________
                  ________________________________________________ ("Grantee").

            Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) forever, unto the Grantee the property described below (hereinafter "Property"). This transfer is made for the sum of _______________________________ ($________) The Grantor acknowledges receipt of this money.

            Tax Map Reference. (N.J.S.A. 46:15-2.1) Municipality of [Robbinsville Township], Mercer County Block ___, Lot ____.

            Property. The Property consists of the land together with all appurtenances and all the buildings, structures and improvements located thereon. The Property is described on Schedule "A" attached hereto and made a part thereof.

            Covenant by Grantor. The Grantor covenants that the Grantor has done no act to encumber the Property except for those items set forth on Schedule "B" attached hereto and made a part hereof. This covenant is called a "covenant as to grantor's acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the Property, except as set forth in Schedule "B".

            Signatures. This Deed is signed by a proper corporate officer of the General Partner of the Grantor as of the date at the top of the first page.

ATTEST:                                     TRAFALGAR HOUSE PROPERTY, INC.


____________________________                By:________________________________
Name:                                          Name:
                                               Title:

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. W.J.B. Davies, as President of TRAFALGAR HOUSE PROPERTY, INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. Y. Joseph Mo as President of NEXMED(USA), INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

                                    EXHIBIT B

                              FORM OF BILL OF SALE

            BILL OF SALE dated as of __________ __, 1995, from Trafalgar House Property, Inc., a Delaware corporation having an office c/o Jones Lang Wootton USA, One Battery Park Plaza, New York, New York 10004 ("Seller") to _______________________, a _________ corporation having an office
__________________ ("Purchaser").

                              W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into a certain Agreement (the "Purchase Agreement") pursuant to which, among other things, Seller has agreed to sell to Purchaser, on the terms therein and herein provided, all right, title and interest, if any, of Seller in and to those certain fixtures, equipment and other personal property affixed to or appurtenant to the Land and Buildings (as such terms are defined in the Purchase Agreement) which are not the property of tenants of the Buildings or of other persons (the "Personal Property"); and

            WHEREAS, Seller now desires to sell to Purchaser all of Seller's right, title and interest, if any, in and to the Personal Property,

            NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. All capitalized terms used and not defined herein shall have the meanings accorded to such terms in the Purchase Agreement.

      2. Seller does hereby sell, assign, convey, transfer and set over unto Purchaser and its successors and assigns all of Seller's right, title and interest, if any, in and to the Personal Property, to have and to hold the same unto Purchaser and its successors and assigns forever, from and after the date hereof.

      3. This Bill of Sale shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Bill of Sale shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey.

            IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

                                            SELLER

                                            TRAFALGAR HOUSE PROPERTY, INC.


                                            By: _____________________________
                                            Print Name: _____________________
                                            Title: __________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. W.J.B. Davies, as President of TRAFALGAR HOUSE PROPERTY, INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. Y. Joseph Mo as President of NEXMED (USA), INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ASSUMPTION
                                    OF LEASES

            ASSIGNMENT AND ASSUMPTION OF LEASES dated as of ______ __, 1995, by and between Trafalgar House Property, Inc., a Delaware corporation having an office c/o Jones Lang Wootton USA, One Battery Park Plaza, New York, New York 10004 ("Assignor") and ________________________, a ______________ corporation, having an office ___________________ ("Assignee").

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee have entered into a certain Agreement (the "Purchase Agreement") pursuant to which, among other things, Assignor has agreed to assign to Assignee, and Assignee has agreed to accept and assume, on the terms therein and herein provided, all leases, agreements to lease, licenses, concessions and other occupancy agreements affecting the Premises, together with all supplements, amendments and modifications thereto, all as set forth on Schedule "A" annexed hereto and made a part hereof (the "Leases"), and all of Assignor's right, title and interest, as "landlord" thereto; and

            WHEREAS, Assignor now desires to assign to Assignee, and Assignee desires to take by assignment, all of Assignor's right, title and interest in, to and under the said Leases,

            NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. All capitalized terms used and not defined herein shall have the meanings accorded to such terms in the Purchase Agreement.

      2. Assignor does hereby sell, assign, convey, transfer and set over unto Assignee and its successors and assigns all of Assignor's right, title and interest in, to and under the Leases, to have and to hold the same unto Assignee and its successors and assigns forever, from and after the date hereof.

      3. Assignee hereby accepts the assignment of the Leases and assumes and agrees to pay and perform the obligations of Assignor first accruing from and after the date hereof with respect to the Leases.

      4. This Assignment and Assumption of Leases shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Assignment and Assumption of Leases shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Leases as of the day and year first above written.

                                       ASSIGNOR:

                                       TRAFALGAR HOUSE PROPERTY, INC.


                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

                                       ASSIGNEE:

                                       NEXMED(USA), INC.


                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. W.J.B. Davies, as President of TRAFALGAR HOUSE PROPERTY, INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. Y. Joseph Mo as President of NEXMED (USA), INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

                                    EXHIBIT D

                        FORM OF ASSIGNMENT AND ASSUMPTION
                                  OF CONTRACTS

            ASSIGNMENT AND ASSUMPTION OF CONTRACTS dated as of ______ __, 1995, by and between Trafalgar House Property, Inc., a Delaware corporation having an office c/o Jones Lang Wootton USA, One Battery Park Plaza, New York, New York 10004 ("Assignor") and _______________________________, a ______________
corporation having an office at ___________________________________
("Assignee").

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee entered into a certain Purchase Agreement (the "Purchase Agreement"), pursuant to which, among other things, Assignor agreed to assign to Assignee and Assignee agreed to accept, assume and perform, on the terms therein and herein provided (1) all service, maintenance, supply, and management contracts and purchase orders, all guarantees and warranties and all other contracts and agreements relating to the operation, maintenance and management of the Premises which Purchaser elects or is required to assume; said contracts are set forth on Schedule A attached hereto; and

            WHEREAS, Assignor now desires to assign to Assignee, and Assignee desires to take by assignment, all of Assignor's right, title and interest in, to and under said Contracts,

            NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. All capitalized terms used and not defined herein shall have the meanings accorded to such terms in the Purchase Agreement.

      2. Assignor does hereby sell, assign, convey, transfer and set over unto Assignee, and its successors and assigns, all of Assignor's right, title and interest in, to and under the Contracts to have and to hold the same unto Assignee and its successors and assigns forever from and after the date hereof.

      3. Assignee hereby accepts the assignment of the Contracts and assumes and agrees to pay and perform the obligations of Assignor first accruing from and after the date hereof with respect to the Contracts.

      4. This Assignment and Assumption of Contracts shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Assignment and Assumption of Contracts shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Contracts as of the day and year first above written.

                                       ASSIGNOR:

                                       TRAFALGAR HOUSE PROPERTY, INC.


                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

                                       ASSIGNEE:

                                       NEXMED (USA), INC.

                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. Y. Joseph Mo as President of NEXMED (USA), INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. W.J.B. Davies, as President of TRAFALGAR HOUSE PROPERTY, INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

                                    EXHIBIT E

                        FORM OF ASSIGNMENT AND ASSUMPTION
                            OF DEVELOPMENT AGREEMENTS

            ASSIGNMENT AND ASSUMPTION OF DEVELOPMENT AGREEMENTS AND APPROVALS dated as of ______ __, 1995, by and between TRAFALGAR HOUSE PROPERTY, INC., a Delaware Corporation having an office c/o Jones Lang Wootton USA, One Battery Park Plaza, New York, New York 10004 ("Assignor") and NEXMED (USA), INC., a _____________ corporation with offices at 6087 Triangle Drive, Commerce, CA 90040 ("Assignee").

                              W I T N E S S E T H:

            WHEREAS, Assignor and Assignee entered into a certain Purchase Agreement (the "Purchase Agreement"), pursuant to which, among other things, Assignor agreed to assign to Assignee and Assignee agreed to accept, assume and perform, on the terms therein and herein provided (i) that certain Development Agreement dated December 28, 1989, as amended; and (ii) the permits, permissions and variances set forth in an Exhibit to this instrument*/, and all other agreements, declarations and undertakings relating to the development of the Premises and the operation of the Premises as a business park which are assignable by Assignor (collectively the "Development Agreements"); and

            WHEREAS, Assignor now desires to assign to Assignee, and Assignee desires to take by assignment, all of Assignor's right, title and interest in, to and under said Development Agreements,

            NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. All capitalized terms used and not defined herein shall have the meanings accorded to such terms in the Purchase Agreement.

      2. Assignor does hereby sell, assign, convey, transfer and set over unto Assignee, and its successors and assigns, all of Assignor's right, title and interest in, to and under the Development Agreements.

      3. Assignee hereby accepts the assignment of the Development Agreements and assumes and agrees to pay and perform the obligations of Assignor with respect to the Development Agreements.

      4. This Assignment and Assumption of Development Agreements shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Assignment and Assumption of Development Agreements shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Development Agreements as of the day and year first above written.

                                       ASSIGNOR:

----------
*/ This Exhibit will consist of the "Approvals" identified in Schedule "D" to the Agreement.

                                       TRAFALGAR HOUSE PROPERTY, INC.


                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

                                       ASSIGNEE:

                                       NEXMED (USA), INC.


                                       By: _____________________________
                                       Print Name: _____________________
                                       Title: __________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. Y. Joseph Mo as President of NEXMED (USA), INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________

STATE OF                     )
                             :  ss.:
COUNTY OF                    )

            I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State of New Jersey to take acknowledgements, personally appeared Mr. W.J.B. Davies, as President of TRAFALGAR HOUSE PROPERTY, INC., who is personally known by me or has produced a driver's license, as identification and who did (did not) take an oath.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ____ day of December, 1997.


                                                            ____________________
                                                               Notary Public

My Commission Expires:

________________________